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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

The Empire District Electric Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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THE EMPIRE DISTRICT ELECTRIC COMPANY
602 S. Joplin Avenue
Joplin, Missouri 64801

March 15, 2011

Dear Stockholder:

        You are cordially invited to attend our Annual Meeting of Stockholders to be held at 10:30 a.m., CDT, on Thursday, April 28, 2011, at the Memorial Hall, 212 W. 8th Street, Joplin, Missouri.

        At the meeting, stockholders will be asked to elect four persons to our Board of Directors for three-year terms, ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, vote upon a non-binding advisory proposal to approve the compensation of our named executive officers, and vote upon a non-binding advisory proposal to determine whether the "say on pay" non-binding advisory vote on the compensation of our named executive officers should occur every one, two or three years.

        Your participation in this meeting, either in person or by proxy, is important. Even if you plan to attend the meeting, please promptly vote the enclosed proxy through the Internet, by telephone or by mail. Please note that the rules that guide how brokers vote your shares have changed. Brokers may no longer vote your shares on the election of directors in the absence of your specific instructions as to how to vote. Please return your proxy card so your vote can be counted.

        At the meeting, if you desire to vote in person, you may withdraw the proxy.

Sincerely,
William L. Gipson President and Chief Executive Officer

THE EMPIRE DISTRICT ELECTRIC COMPANY
602 S. Joplin Avenue
Joplin, Missouri 64801

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Holders of Common Stock:

        Notice is hereby given that the Annual Meeting of Stockholders of The Empire District Electric Company will be held on Thursday, the 28th of April, 2011, at 10:30 a.m., CDT, at the Memorial Hall, 212 W. 8th Street, Joplin, Missouri, for the following purposes:

  1.
  To elect four persons named in the accompanying proxy statement as Directors for terms of three years.

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP as Empire's independent registered public accounting firm for the fiscal year ending December 31, 2011.

  3.
  To vote upon a non-binding advisory proposal to approve the compensation of our named executive officers as disclosed in this proxy statement.

  4.
  To vote upon a non-binding advisory proposal on whether the non-binding advisory vote on executive compensation should occur every one, two or three years.

  5.
  To transact such other business as may properly come before the meeting or at any adjournment or adjournments thereof.

        Any of the foregoing may be considered or acted upon at the first session of the meeting or at any adjournment or adjournments thereof.

        This year, we are once again pleased to be using the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our stockholders a notice instead of a paper copy of this proxy statement and our 2010 Annual Report. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how each of those stockholders can receive a paper copy of our proxy materials, including this proxy statement, our 2010 Annual Report and a form of proxy card or voting instruction card. All stockholders who do not receive a notice will receive a paper copy of the proxy materials by mail. We believe that this process will conserve natural resources and reduce the costs of printing and distributing our proxy materials.

        Holders of Common Stock of record on the books of Empire at the close of business on March 1, 2011 will be entitled to vote on all matters which may come before the meeting or any adjournment or adjournments thereof. A complete list of the stockholders entitled to vote at the meeting will be open at our office located at 602 S. Joplin Avenue, Joplin, Missouri, to examination by any stockholder for any purpose germane to the meeting, for a period of ten days prior to the meeting, and also at the meeting.

        STOCKHOLDERS ARE REQUESTED, REGARDLESS OF THE NUMBER OF SHARES OF STOCK OWNED, TO EITHER VOTE THE PROXY THROUGH THE INTERNET OR BY TELEPHONE OR SIGN AND DATE THE PROXY AND MAIL IT PROMPTLY IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. A STOCKHOLDER WHO PLANS TO ATTEND THE MEETING IN PERSON MAY WITHDRAW THE PROXY AND VOTE AT THE MEETING.

        Please note that the rules that guide how brokers vote your shares have changed. Brokers may no longer vote your shares on the election of directors in the absence of your specific instructions as to how to vote. Please return your proxy card so your vote can be counted.

Joplin, Missouri
Dated: March 15, 2011

Janet S. Watson Secretary-Treasurer

PROXY STATEMENT

THE EMPIRE DISTRICT ELECTRIC COMPANY
602 S. Joplin Avenue
Joplin, Missouri 64801

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
April 28, 2011

1. GENERAL INFORMATION

        This proxy statement is furnished in connection with the solicitation on behalf of the Board of Directors of The Empire District Electric Company, hereinafter referred to as Empire (Empire), a Kansas corporation, of proxies to be voted at our Annual Meeting of Stockholders to be held on Thursday, April 28, 2011, and at any and all adjournments of the meeting.

        A form of proxy is available for execution by stockholders. The proxy reflects the number of shares registered in a stockholder's name. Any stockholder giving a proxy has the right to revoke it at any time before the proxy is exercised by written notice to the Secretary-Treasurer of Empire, by duly executing a proxy bearing a later date or by voting in person at the meeting.

        A copy of our Annual Report for the year ended December 31, 2010 has been mailed or made available electronically to each stockholder of record for the meeting. You are urged to read the entire Annual Report.

        The entire cost of the solicitation of proxies will be borne by us. Solicitation, commencing on or about March 15, 2011, will be made by use of the mails, telephone, Internet and fax and by our regular employees without additional compensation. We will request brokers or other persons holding stock in their names, or in the names of their nominees, to forward proxy material to the beneficial owners of stock or request authority for the execution of the proxies and will reimburse those brokers or other persons for their expense in so doing.

        March 1, 2011 has been fixed as the record date for the determination of stockholders entitled to vote at the meeting and at any adjournment or adjournments thereof. The stock transfer books will not be closed. As of the record date, there were 41,533,765 shares of common stock outstanding. Holders of common stock will be entitled to one vote per share on all matters presented to the meeting.

        The holders of a majority of the shares entitled to vote at the Annual Meeting, represented in person or by proxy, shall constitute a quorum for the purpose of transacting business at the Annual Meeting. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at the Annual Meeting. Directors will be elected by a plurality of the votes of the stockholders present in person or represented by proxy at the meeting. For the ratification of the appointment of Empire's independent registered public accounting firm, the vote of a majority of the shares voted on such matter, assuming a quorum is present, shall be the act of the stockholders on such matter.

        With respect to the non-binding advisory proposal to approve the compensation of our named executive officers, the votes that stockholders cast "for" must exceed the votes that stockholders cast "against" to approve this advisory vote. With respect to the non-binding advisory proposal on the frequency of the non-binding advisory vote on executive compensation, the option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency that has been selected by stockholders. However, because your votes are advisory on these proposals, they will not be binding.

        A stockholder voting for the election of directors may withhold authority to vote for all or certain director nominees. A stockholder may also abstain from voting on any of the other proposals. Votes withheld from the election of any nominee for director, abstentions from any other proposal and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be counted in the number of votes cast on a matter. With respect to shares allocated to a participant's account under our 401(k) Plan and ESOP, such participant may direct the trustee of the plan, as indicated on the proxy card, on how to vote the shares allocated to such participant's account. If no direction is given with respect to the shares allocated to a participant's account under the plan, the trustee will vote such shares in the same proportion as the shares for which directions were received from other participants in the plan.

        A "broker non-vote" occurs if a broker or other nominee who is entitled to vote shares on behalf of a record owner has not received instructions with respect to a particular item to be voted on, and the broker or nominee does not otherwise have discretionary authority to vote on that matter. Under the rules of the New York Stock Exchange ("NYSE"), brokers may vote a client's proxy in their own discretion on certain items even without instructions from the beneficial owner, but may not vote a client's proxy without voting instructions on "non-discretionary" items. The ratification of Empire's independent registered public accounting firm is considered a "discretionary" item. However, as a result of rule changes by the NYSE, the election of directors is now considered a "non-discretionary" item and brokers may no longer vote your shares on the election of directors in the absence of your specific instructions as to how to vote. The non-binding advisory proposals with respect to executive compensation are also "non-discretionary" items. Please return your proxy card so your vote can be counted.

2. MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

A. ELECTION OF DIRECTORS
(Item 1 on Proxy Card)

        The Board of Directors is divided into three classes with the Directors in each class serving for a term of three years. The term of office of one class of Directors expires each year in rotation so that one class is elected at each Annual Meeting for a full three-year term. Directors are permitted to stand for election until they reach the retirement age of 70. Empire's Articles of Incorporation permit the Board of Directors to vary in size from 9 to 11 members. The Board of Directors determines the appropriate size of the Board within this range, which may vary to accommodate the needs of Empire and its stockholders and the availability of suitable candidates. Recently, the Board approved an increase in the size of the Board from 10 to 11 members.

        During 2010, the Board of Directors held four regular meetings. At these meetings, the Board considered a wide variety of matters involving, among other things, our strategic planning, new generation projects, our financial condition and results of operations, financings, our capital and operating budgets, regulatory proceedings, personnel matters, succession planning, risk management, industry issues, accounting practices and disclosure, and corporate governance practices. All of the members of the Board of Directors attended more than 75% of the aggregate of the Board meetings and meetings held by all committees of the Board on which the Director served during the periods that the Director served.

        Unless otherwise specified, the persons named in the accompanying proxy intend to vote the shares represented by proxies for the election of Mr. Kenneth R. Allen and Mr. William L. Gipson, who are current members of the Board of Directors, and for the election of Mr. Bradley P. Beecher and Mr. Thomas M. Ohlmacher, as Class III Directors. While it is not expected that any of the nominees will be unable to qualify for or accept office, if for any reason one or more shall be unable to do so, proxies will be voted for nominees selected by the Board of Directors.

 Information about Nominees and Directors

        The Nominating/Corporate Governance Committee selects as candidates those nominees it believes would best represent the interests of the stockholders. This assessment includes such issues as experience, integrity, competence, diversity, skills and dedication in the context of the needs of the Board. The Committee does not have a formal diversity policy; however, the Committee endeavors to select candidates with a broad mix of professional and personal backgrounds in order to best meet the needs of the Board, Empire and our stockholders. The Nominating/Corporate Governance Committee begins the director search process by identifying specific experience, qualifications, attributes or skills they believe to be the most beneficial in enabling the Board of Directors to satisfy its responsibilities effectively in light of our business and structure. These have included financial expertise, capital markets experience, environmental and regulatory experience, utility leadership experience and service-area business experience. A third-party search firm is sometimes paid a fee to assist in the process of identifying and evaluating candidates that have the experience, qualifications, attributes and skills to match the search criteria. The Director nominees must also have a reputation for integrity, honesty and adherence to high ethical standards and have demonstrated superior business acumen and an ability to exercise sound judgment.

        The name, age, principal occupation for the last five years, period of service as a Director of Empire, other directorships of each Director and the qualifications of each Director are set forth below. In addition, included in the information below, is a discussion of the specific experience, qualifications, attributes or skills that led to the conclusion that the person should serve as a Director of Empire in light of our business and structure. See "—Director Nomination Process" below for more information on the selection of director nominees.

Nominees for Director

CLASS III DIRECTORS
Nominated Term Expiring at the 2014 Annual Meeting

        Kenneth R. Allen, age 53, joined our Board of Directors in 2005. Mr. Allen has served as Vice President, Finance and Chief Financial Officer of Texas Industries, Inc. (cement, aggregate and concrete products firm) since 2008 and was the Vice President, Treasurer and Director of Investor Relations from 1996 to 2008. Mr. Allen also worked as an economist and an analyst for an electric industry consultant early in his career which gives him additional insight into some of the challenges facing the industry. Mr. Allen has significant financial, capital markets, and investor relations experience with a small-cap, NYSE listed company in a highly capital and energy intensive industry. He also has considerable experience developing incentive compensation plans which serves him well as chairman of the Compensation Committee. Mr. Allen has been designated an Audit Committee Financial Expert.

        Bradley P. Beecher, age 45, is nominated for election to our Board of Directors at the 2011 Annual Meeting of Stockholders. Mr. Beecher, a professional engineer, was named Executive Vice President of Empire on February 4, 2011 and will succeed Mr. Gipson as President and Chief Executive Officer effective June 1, 2011. Mr. Beecher has served as Executive Vice President and Chief Operating Officer—Electric, Vice President—Energy Supply, Director of Strategic Planning as well as other operational and management positions at Empire during his career. His engineering background combined with 22 years broad-based electric industry experience and proven leadership skills position him well to serve as a Director and leader of the Company.

        William L. Gipson, age 54, joined our Board of Directors and has served as President and Chief Executive Officer of Empire since 2002. Mr. Gipson will retire as President and Chief Executive Officer effective May 31, 2011. Mr. Gipson has held various operational and management positions during his thirty year career with Empire. His deep knowledge of all aspects of our business, combined with his exceptional business acumen and drive for innovation and excellence will continue to be invaluable to the Board of Directors.

        Thomas M. Ohlmacher, age 59, is nominated for election to our Board of Directors at the 2011 Annual Meeting of Stockholders. Mr. Ohlmacher began his utility career with Black Hills Corporation (diversified energy company) in 1974 as a Performance Engineer and held various operational, strategic planning, and managerial positions culminating in the position of President and Chief Operating Officer, Non-regulated Energy from 2002 to 2011. He will retire from Black Hills Corporation on March 31, 2011. Mr. Ohlmacher's experience includes the construction and operation of conventional coal and natural gas fired generation and the integration of renewable wind, solar and hydro generation. He will bring to the Board of Directors a wealth of industry and technical knowledge, as well as considerable insight into the leadership and business strategy of a public utility company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH NOMINEE.

Members of the Board of Directors Continuing in Office

CLASS I DIRECTORS
Term Expiring at the 2012 Annual Meeting

        D. Randy Laney, age 56, joined our Board of Directors in 2003 and has served as the Non-Executive Vice Chairman of the Board from 2008 to 2009 and Non-Executive Chairman of the Board since April 23, 2009. He retired as Vice-Chairman of Investlinc Group (private investment and wealth services) in 2008, a position he had held since 2003. Mr. Laney spent 23 years with Wal-Mart Stores in positions of Corporate Counsel/Corporate Secretary, Director of Finance, Vice President of Finances, Benefits and Risk Management and Vice President of Finance and Treasurer. In addition, Mr. Laney has provided strategic advisory services to both private and public companies and served on numerous profit and non-profit boards. Mr. Laney brings significant management and capital markets experience, and strategic and operational understanding to his position as Chairman of the Board.

        Bonnie C. Lind, age 52, joined our Board of Directors in 2009. Ms. Lind has served as Senior Vice President, Chief Financial Officer and Treasurer, of Neenah Paper Inc. (global manufacturer of premium performance based papers) since 2004. Prior to the spin-off of Neenah Paper from Kimberly-Clark Corporation in 2004, she held various financial and strategic management positions at Kimberly-Clark from 1982 to 2003, most recently as the Assistant Treasurer from 1999 to 2003. Ms. Lind has significant financial, capital markets and banking experience in a cyclical industry which consumes large quantities of energy and is affected by energy prices. Her financial, capital markets and banking experience in a small-cap, NYSE listed company brings to the Board and the Audit Committee a wealth of knowledge in dealing with financial and accounting matters in a comparable public company. Ms. Lind has been designated an Audit Committee Financial Expert.

        B. Thomas Mueller, age 63, joined our Board of Directors in 2003. Mr. Mueller is the Founder and has served as the President since 1987 of SALOV North America Corporation, a U.S. subsidiary of an Italian multi-national group that imports and markets Filippo Berio olive oil throughout the U.S. As a Certified Public Accountant and an attorney, Mr. Mueller was formerly an international tax partner with KPMG Peat Marwick. His leadership skills and accounting and finance experience, as well as his experience with complex global financial issues, make him a skilled advisor with the knowledge necessary to lead our Audit Committee. Mr. Mueller has been designated an Audit Committee Financial Expert.

        Paul R. Portney, age 65, joined our Board of Directors in 2009. Dr. Portney served as Dean of the Eller College of Management at the University of Arizona from 2005 to 2010 and where he continues as a professor teaching such courses as "Energy, Environment and Business Strategy." Dr. Portney has

been at the center of public environmental policy for three decades. At Resources for the Future, where he worked from 1972-2005 and was President and Chief Executive Officer from 1995 to 2005, he conducted research on environmental protection and regulation, natural resources policy, federal energy policy, air pollution, health and safety regulation, and provision of public goods. Dr. Portney is author and co-author of ten books, including Public Policies for Environmental Protection. The Board of Directors values his deep knowledge of environmental policy and the environmental challenges and regulation facing our industry.

CLASS II DIRECTORS
Term Expiring at the 2013 Annual Meeting

        Ross C. Hartley, age 63, joined our Board of Directors in 1988. Mr. Hartley is a private investor and runs a small venture capital firm. He is also the Co-Founder and has been a Director of NIC Inc., an investor-owned company that is a leader in providing e-government solutions for federal, state and local governments since 1991. Mr. Hartley was a long-time leader in the independent insurance business in our tri-state area and has varied experience on both public and private boards including significant experience serving on Finance and Audit Committees. Mr. Hartley is a successful entrepreneur and is valued by the Board of Directors for his business acumen and experience gained from 23 years of service as a Director.

        Herbert J. Schmidt, age 55, joined our Board of Directors in 2010. Mr. Schmidt has served as the Executive Vice President of Con-way Inc. and President of Con-way Truckload (trucking services) since 2007. Prior to the merger of Contract Freighters, Inc. (CFI) with Conway Inc. in 2007, Mr. Schmidt held positions at CFI of President and Chief Executive Officer from 2005 to 2007 and President from 2000 to 2005. Prior to his becoming President in 2005, he was employed in a series of progressively more responsible positions at CFI where he gained extensive knowledge in risk management, safety, insurance, benefits, security, and compliance. Mr. Schmidt, a long-time, service-area resident and businessman, has demonstrated exceptional management ability, community involvement and leadership, and his knowledge of Empire's service area, customers and stockholders brings valuable insight to the Board of Directors.

        C. James Sullivan, age 64, joined our Board of Directors in 2010. Mr. Sullivan has served as Principal of Sullivan Group LLC (utility and energy consulting) since 2008. He served as President of the Alabama Public Service Commission (the public utility regulator in Alabama) from 1983 to 2008 and has been active in the National Association of Regulatory Utility Commissioners (NARUC) serving in various capacities including President from 1998-1999. He served as a member of the University of Chicago Board of Governors which administers the Argonne National Laboratory for the Department of Energy. He is also a member of the Alabama State Bar. Mr. Sullivan's diverse experience and vast knowledge of utility issues brings to the Board of Directors critical insight into utility regulation, the regulatory process and the challenges facing the utility industry.

Director Independence

        The Board of Directors has adopted the following standards to assist it in making determinations of independence in accordance with the New York Stock Exchange (the "NYSE") Listed Company Manual:

  1.
  A Director shall not fail to meet any of the independence tests set forth in Section 303A.02(b) of the NYSE Listed Company Manual or any successor provisions thereto.

  2.
  The Board of Directors shall affirmatively determine that, after taking into account all relevant facts and circumstances, the Director has no material relationships with Empire (either directly or as a partner, stockholder or officer of an organization that has a relationship with Empire). For purposes of this determination, the following relationships are not material (unless otherwise prohibited by clause 1 above):

    a.
    If a Director (or any family member of a Director) is a current or former customer, or a current or former employee or Director of a customer (or an affiliate of a customer), of Empire.

    b.
    If a Director is a former employee of an organization which provides investment banking services to Empire or which publishes research opinions with respect to any securities of Empire.

    c.
    If a family member of a Director is an employee of, or otherwise affiliated with, a charitable organization to which Empire contributes less than $25,000 in any fiscal year.

    d.
    If a Director (or any family member of a Director) receives benefits payments under Empire's Retirement Plan or Empire's Supplemental Executive Retirement Plan.

    e.
    If a Director is an executive officer of an organization which is affiliated with an organization where an executive officer of Empire serves on the board.

        The Board of Directors has determined that each of the following meet the independence standards adopted above: Kenneth R. Allen, Ross C. Hartley, Bill D. Helton, D. Randy Laney, Bonnie C. Lind, B. Thomas Mueller, Thomas M. Ohlmacher, Paul R. Portney, Herbert J. Schmidt, and C. James Sullivan. The Board of Directors has determined that Bradley P. Beecher and William L. Gipson do not meet the independence standards adopted above. Bill D. Helton will retire as Director effective April 28, 2011.

Executive Sessions

        The terms of our Corporate Governance Guidelines provide that Directors will meet in two separate executive sessions chaired by the Chairman of the Board, as follows: (1) all of the Directors and the CEO will meet in executive session and (2) all of the non-management Directors will meet in executive session. Such is the practice at each Board meeting. All of the non-management Directors of Empire are also independent Directors.

Board Leadership Structure

        The positions of Chairman of the Board and Chief Executive Officer have been held by separate individuals since 2002 in recognition of the differences between the two roles. The Chairman of the Board provides leadership to the Board and works with the Board to define its structure and activities in the fulfillment of its responsibilities. The Chairman works with the Chief Executive Officer and other Board members to provide strong, independent oversight of our management and affairs. The Chairman approves Board meeting agendas and presides over meetings of the full Board.

Risk Oversight

        Our Board of Directors is responsible for the oversight of management's responsibility to assess and manage our major financial and other risk exposures, including operational, legal, regulatory, business, financial, commodity, strategic, environmental, credit, liquidity, and reputation risks. The Board reviews with management the categories of risk we face, including any risk concentrations and risk interrelationships, as well as the likelihood of occurrence, the potential impact of those risks and mitigating measures. In addition, the Board reviews management's implementation of its risk practices, policies and procedures to assess whether they are being followed and are effective. As part of this oversight role, the Board participates in a bi-annual enterprise risk management assessment.

        While the Board of Directors has the ultimate oversight responsibility for risk management activities, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including counterparty credit risk, internal controls, and receives risk assessment reports from our internal auditors. In addition, in setting compensation, the Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with our business strategy. The Strategic Projects Committee works with management to oversee utility capital projects and operational issues of strategic importance.

        During 2010, the Board of Directors formed a Risk Oversight Committee to assist the Board in fulfilling its responsibility to oversee our risk management activities. The members of the Risk Oversight Committee consist of the Chairman of the Board as well as the Chairperson of each of the Audit, Compensation, Nominating/Corporate Governance and Strategic Projects Committees.

Committees of the Board of Directors

Audit Committee

        We have an Audit Committee of the Board of Directors. The Board has adopted and approved a written charter for the Audit Committee. The charter is available on our website at www.empiredistrict.com. The Audit Committee meets the definition of an audit committee as set forth in Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the "Exchange Act").

        In accordance with its written charter, the Audit Committee assists the Board in its oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) the Independent Registered Public Accounting Firms' qualification and independence and (4) the performance of our internal audit function and independent auditors. In addition, the Audit Committee is directly responsible for the appointment, compensation, retention, termination and oversight of the work of our independent auditors. The Audit Committee held eight meetings during 2010. The members of the Audit Committee are Ms. Lind and Messrs. Allen, Hartley and Mueller, each of whom is independent (as independence is defined in the NYSE Listing Standards and the rules of the Securities and Exchange Commission (the "SEC") applicable to audit committee members) and is financially literate (as determined by the Board in its business judgment in accordance with NYSE Listing Standards). The Board has also determined that Ms. Lind and Messrs. Allen and Mueller are "audit committee financial experts" (as defined in the instructions to Item 407(d)(5)(i) of Regulation S-K). None of the members of the Audit Committee serve on the Audit Committee of another public company. The report of the Audit Committee can be found below under the heading "Other Matters—Audit Committee Report."

Compensation Committee and Compensation Committee Interlocks and Insider Participation

        We have a Compensation Committee of the Board of Directors. The Compensation Committee assists the Board in establishing and overseeing Director and executive officer compensation policies and practices of Empire on behalf of the Board. The Compensation Committee determines the compensation of each of our executive officers as more fully described under "Executive Compensation—Compensation Discussion and Analysis." Also, as more fully described under "Executive Compensation—Compensation Discussion and Analysis," our Chief Executive Officer makes recommendations to the Compensation Committee with respect to certain aspects of executive compensation. The charter for the Compensation Committee is available on our website at www.empiredistrict.com. The Compensation Committee held five meetings during 2010. The members of our Compensation Committee are Messrs. Allen, Helton, Laney, Portney and Schmidt. The Board has determined that each member of the Compensation Committee is "independent" as defined by the NYSE Listing Standards. The report of the Compensation Committee can be found below under the heading "Executive Compensation—Compensation Committee Report."

        None of the members of our Compensation Committee has ever been an officer or employee of Empire or any of its subsidiaries. None of the members of our Compensation Committee had any relationship requiring disclosure under "Transactions with Related Persons" below. None of our current executive officers has ever served as a Director or member of the Compensation Committee (or other Board committee performing equivalent functions) of another for-profit corporation.

Nominating/Corporate Governance Committee

        We have a Nominating/Corporate Governance Committee of the Board of Directors. The Nominating/Corporate Governance Committee is primarily responsible for (1) identifying individuals qualified to become Board members, consistent with criteria approved by the Board, and recommending that the Board select (or re-nominate) the Director nominees for the next annual meeting of stockholders, (2) developing and recommending to the Board a set of corporate governance guidelines applicable to Empire, (3) developing, approving and administering policies and procedures with respect to related person transactions, (4) overseeing the evaluation of the Board and its committees, (5) annually reviewing and recommending Board committee membership, and (6) working with the Board to evaluate and/or nominate potential successors to the CEO. The charter for the Nominating/Corporate Governance Committee is available on our website at www.empiredistrict.com. The Committee held five meetings in 2010. The members of the Committee are Ms. Lind and Messrs. Allen, Hartley, and Laney. The Board has determined that each member of the Nominating/Corporate Governance Committee is "independent" as defined by the NYSE Listing Standards. The report of the Nominating/Corporate Governance Committee can be found below under the heading "—Nominating/Corporate Governance Committee Report."

Director Nomination Process

        The Nominating/Corporate Governance Committee selects as candidates those nominees it believes would best represent the interests of the stockholders. This assessment includes such issues as experience, integrity, competence, diversity, skills and dedication in the context of the needs of the Board. The Committee does not have a formal diversity policy; however, the Committee endeavors to select candidates with a broad mix of professional and personal backgrounds in order to best meet the needs of the Board, Empire and our stockholders. In addition, the Committee takes into account the nature of and time involved in the Director's other employment and service on other boards. The Committee reviews with the Board, as required, the requisite skills and characteristics of individual Board members, as well as the composition of the Board as a whole, in the context of the needs of Empire. The Director nominees must also have a reputation for integrity, honesty and adherence to high ethical standards and have demonstrated superior business acumen and an ability to exercise sound judgment. When seeking new candidates, the Committee has sometimes paid a fee to a third party to assist in the process of identifying and evaluating candidates.

        The Nominating/Corporate Governance Committee will consider nominees recommended by stockholders for election to the Board of Directors. In order to be considered, proposals for nominees for director by stockholders must be submitted in writing to Corporate Secretary: The Empire District Electric Company, 602 S. Joplin Avenue, Joplin, Missouri 64801.

        In order to nominate a director at the Annual Meeting, Empire's By-Laws require that a stockholder follow the procedures set forth in Article VI, Section 5 of Empire's Restated Articles of Incorporation. In order to recommend a nominee for a director position, a stockholder must be a stockholder of record at the time it gives notice of recommendation and must be entitled to vote for the election of directors at the meeting at which such nominee will be considered. Stockholder recommendations must be made pursuant to written notice delivered (i) in the case of a nomination for election at an annual meeting, not less than 35 days nor more than 50 days prior to the annual meeting; and (ii) in the event that less than 45 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or the public disclosure was made.

        The stockholder notice must set forth the following:

  •
  As to each person the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required by applicable law (including the person's written consent to being named as a nominee and to serving as a director if elected), and

  •
  As to the nominating stockholder on whose behalf the nomination is made, (a) the name and address, as they appear on Empire's books, (b) a representation that the stockholder is a holder of record of the common stock entitled to vote at the meeting on the date of the notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder.

        In addition to complying with the foregoing procedures, any stockholder nominating a director must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder. We did not receive any recommendations for director nominees for the current Annual Meeting of Stockholders by any of our stockholders.

Nominating/Corporate Governance Committee Report

        The Nominating/Corporate Governance Committee, with the assistance of a third-party search firm, recommended that the Board nominate Thomas M. Ohlmacher for election as a Class III Director. Mr. Ohlmacher has been nominated by the Board as a Class III Director, subject to stockholder approval, for a three-year term ending at the Annual Meeting of Stockholders in 2014.

        The Nominating/Corporate Governance Committee, without third-party assistance, recommended that the Board of Directors nominate Kenneth R. Allen and William L. Gipson for re-election and Bradley P. Beecher for election as Class III Directors. Mr. Allen, Mr. Beecher and Mr. Gipson have been nominated by the Board as Class III Directors subject to stockholder approval, for three-year terms ending at the Annual Meeting of Stockholders in 2014.

        Empire's Board of Directors operates pursuant to a set of written Corporate Governance Guidelines that set forth Empire's corporate governance philosophy and the governance policies and practices that the Board has established to assist in governing Empire and its affiliates. The Guidelines describe the Board membership criteria and the internal policies and practices by which Empire is operated and controlled on behalf of its stockholders.

        In 2010, the Board and its committees continued to examine their processes and strengthen them as appropriate, and the Board's evaluation of Empire's corporate governance processes is ongoing. This assures that the Board and its committees have the necessary authority and practices in place to review and evaluate Empire's business operations as needed, and to make decisions that are independent of

Empire's management. As examples, the Board and its committees undertake an annual self-evaluation process, meet regularly without members of management present, have full access to officers and employees of Empire, and retain their own advisors as they deem appropriate.

        The Code of Business Conduct and Ethics, which is applicable to all of our Directors, officers and employees, and the Corporate Governance Guidelines comply with the Sarbanes-Oxley Act of 2002 and the listing standards of the New York Stock Exchange. We also have a separate code of ethics that applies to our chief executive officer and our senior financial officers, including our chief financial officer and our chief accounting officer. All of our corporate governance materials, including our codes of conduct and ethics, our Corporate Governance Guidelines, and our Policy and Procedures with Respect to Related Person Transactions are available for public viewing on our website at www.empiredistrict.com under the heading Investors, Corporate Governance. Copies of our corporate governance materials are also available without charge to interested parties who request them in writing from: Corporate Secretary, The Empire District Electric Company, 602 S. Joplin Avenue, Joplin, Missouri 64801.

Ross C. Hartley, Chairman
Kenneth R. Allen
D. Randy Laney
Bonnie C. Lind

Attendance at Annual Meetings

        Empire's Corporate Governance Guidelines provide that Directors are expected to attend the annual meeting of stockholders. All members of Empire's Board of Directors attended the Annual Meeting of Stockholders in 2010.

B. RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
(Item 2 on Proxy Card)

        Empire is asking the stockholders to ratify the appointment of PricewaterhouseCoopers LLP ("PwC") as our independent registered public accounting firm for the fiscal year ending December 31, 2011. PwC was appointed by the Audit Committee of the Board of Directors on February 2, 2011, and has acted in this capacity since 1992.

        Although ratification by the stockholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by the stockholders. In the event the stockholders fail to ratify the appointment, the Audit Committee will consider this factor when making any future determination regarding PwC. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of Empire and its stockholders.

        Passage of the proposal requires the affirmative vote of a majority of the votes cast.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PWC AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING DECEMBER 31, 2011.

 C. NON-BINDING ADVISORY VOTE OF THE STOCKHOLDERS
ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
(Item 3 on Proxy Card)

        The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, requires that our stockholders be given the opportunity to vote, on a non-binding advisory basis, to approve the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC's rules.

        As described in detail under the heading "Executive Compensation—Compensation Discussion and Analysis," our executive compensation program is designed to provide a competitive compensation package that will enable us to attract and retain highly talented individuals for key positions and promote the accomplishment of our performance objectives. The overarching objective is to provide a conservative, yet secure, base salary, with the opportunity to earn a significantly higher total level of compensation under programs that link executive compensation to Company and individual performance factors.

        We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly referred to as a "say-on-pay" advisory proposal, gives our stockholders the opportunity to express their views on our named executive officers' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement pursuant to Item 402 of Regulation S-K, the compensation disclosure rule of the SEC. Accordingly, we will ask our stockholders to vote "FOR" the following resolution at the Annual Meeting of Stockholders:

        "RESOLVED, that the Company's stockholders approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2011 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion."

        The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders, including those expressed by their vote on this proposal, and will consider the outcome of this vote when making future decisions with respect to our executive compensation program.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO ITEM 402 OF REGULATION S-K.

D. NON-BINDING ADVISORY VOTE OF THE STOCKHOLDERS
ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION
(Item 4 on Proxy Card)

        The Dodd-Frank Act also requires that our stockholders indicate how frequently we should seek an advisory vote on the compensation of our named executive officers, as disclosed pursuant to the SEC's compensation disclosure rules, such as Proposal 3 above. The Dodd-Frank Act requires us to hold the non-binding advisory vote on the frequency of the say-on-pay vote at least once every six years. By voting on this Proposal 4, stockholders may indicate whether they would prefer a non-binding advisory vote on named executive officer compensation once every one, two, or three years.

        After careful consideration of this Proposal, our Board of Directors has determined that a non-binding advisory vote on executive compensation that occurs every three years is the most appropriate alternative for Empire, and therefore our Board of Directors recommends that you vote for a three-year interval for the non-binding advisory vote on executive compensation.

        In formulating its recommendation, our Board of Directors considered that a vote every three years will be the most effective timeframe for the Company to respond to stockholders' feedback and provide the Company with sufficient time to engage with stockholders to understand and respond to the vote results. Our Board of Directors also believes that a triennial vote would align more closely with the multi-year performance measurement cycle used to reward long-term performance under the long-term incentive portion of our executive compensation program. The Company's stockholders also have the opportunity to provide additional feedback on important matters involving executive compensation even in years when say-on-pay votes do not occur. For example, the rules of the New York Stock Exchange require us to seek stockholder approval for new employee equity compensation plans and material revisions thereto. In addition, stockholders who have concerns about executive compensation during the interval between say-on-pay votes are welcome to bring their specific concerns to the attention of the Board. Please refer to "Communications with the Board of Directors" in this proxy statement for information about communicating with the Board.

        You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote on this Proposal in response to the resolution set forth below:

        "RESOLVED, that the option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency that has been selected by stockholders, on a non-binding advisory basis, for the Company to hold an advisory vote on the compensation of the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion."

        The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. However, because this vote is advisory and not binding on the Board of Directors or Empire in any way, the Board may decide that it is in the best interests of our stockholders and Empire to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders. As required by the Dodd-Frank Act, we will hold the next advisory vote on the frequency of an advisory vote on executive compensation in six years, unless the Board determines to hold such vote sooner.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE OPTION OF ONCE EVERY THREE YEARS AS THE FREQUENCY WITH WHICH STOCKHOLDERS ARE PROVIDED A NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION, AS DISCLOSED PURSUANT TO ITEM 402 OF REGULATION S-K.

3. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Stock Ownership of Directors and Officers

        The following table shows information with respect to the number of shares of our common stock beneficially owned as of March 1, 2011 by each of our executive officers named in the Summary

Compensation Table, each Director, each Director nominee and our Directors and executive officers as a group.

Name	Position	Shares of Common Stock Beneficially Owned(1)
D. Randy Laney	Director, Chairman of the Board	11,015
Kenneth R. Allen	Director	10,827
Ross C. Hartley(2)	Director	37,880
Bill D. Helton(3)	Director	13,861
Bonnie C. Lind	Director	200
B. Thomas Mueller(4)	Director	24,172
Thomas M. Ohlmacher	Director nominee	1,000
Paul R. Portney	Director	200
Herbert J. Schmidt	Director	0
C. James Sullivan	Director	1,986
William L. Gipson(5)	President and Chief Executive Officer and Director	131,944
Gregory A. Knapp(5)	Vice President-Finance and Chief Financial Officer	37,433
Bradley P. Beecher(5)	Executive Vice President and Director nominee	39,501
Ronald F. Gatz(5)	Vice President and Chief Operating Officer-Gas	37,942
Michael E. Palmer(5)	Vice President-Transmission Policy and Corporate Services	32,640
Directors and named executive officers, as a group		380,601

(1)
No Director or executive officer owns more than 0.5% of the outstanding shares of our common stock and all Directors and executive officers as a group own less than 1% of the outstanding shares of our common stock.

(2)
Includes 2,136 shares for which Mr. Hartley holds a power of attorney for a non-resident relative.

(3)
Mr. Helton will retire as a Director effective April 28, 2011.

(4)
Includes 16,766 shares in two family trusts for which Mr. Mueller is co-trustee.

(5)
Includes 92,600, 18,500, 23,000, 21,800, and 19,300 shares, respectively, issuable upon the exercise of currently exercisable stock options for Messrs. Gipson, Knapp, Beecher, Gatz, and Palmer.

Other Stock Ownership

        The following table reflects the holdings of those known to us to own beneficially more than 5% of our common stock as of March 1, 2011.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	2,340,839	(1)	5.6%

(1)
Based on a Schedule 13G dated January 21, 2011, filed with the Securities and Exchange Commission by BlackRock, Inc. BlackRock, Inc. has sole voting and dispositive power with respect to 2,340,839 shares.

4. EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Role of Committee

        The Compensation Committee (Committee), on behalf of the Board of Directors, administers our director and executive compensation programs. The Committee and the Board of Directors work together to establish and oversee director and executive officer compensation policies and practices, review and analyze general industry and peer group compensation data, review and approve executive officer goals and objectives, evaluate executive officer performance, and determine director and executive compensation levels. The Committee will also consider the outcome of stockholder advisory votes on executive compensation when evaluating executive compensation policies and practices and when making future executive compensation decisions. The Committee is composed entirely of non-employee, independent directors who are appointed by and serve at the sole discretion of the Board of Directors. The Committee meets at scheduled times during the year and on an as-needed basis. The duties and responsibilities of the Committee are described in its charter which has been approved by the full Board of Directors.

Role of President and CEO

        The President and CEO attends Committee meetings, including the meeting where the Committee deliberates base salary changes and annual metrics and performance measures for the executive officers. His role at these meetings is to review performance, make recommendations, and answer questions Committee members may have before they establish base salary levels and annual metrics and performance measures for the coming year. The President and CEO does not directly participate in the deliberations of the Committee and he is not present during nor take part in any way in the Committee's deliberations with respect to establishing his compensation.

President and CEO Transition

        Effective May 31, 2011, Mr. William L. Gipson will retire from his position as President and CEO of our Company. Mr. Gipson has served in this role since May 1, 2002. He will be succeeded in this position by Mr. Bradley P. Beecher. Mr. Beecher has served our Company most recently in the capacity of Executive Vice President. Where appropriate, we will discuss the implications of this transition with respect to executive compensation in the following sections of this analysis.

Role of Consultant

        During 2010, the Committee retained the services of Hay Group, an independent compensation consulting firm (consultant), to provide ongoing analysis and recommendations regarding compensation practices and trends in the utility industry as well as the national market, and to review and evaluate our compensation program as compared to compensation practices of other companies with similar characteristics, including size and type of business. The consultant was directly engaged by the Committee. The Committee has sole responsibility for hiring, terminating and directing the activities of the consultant. The consultant does not perform other services for us outside of its engagement with the Committee, but may interact directly with the President and CEO, our legal counsel and/or our human resources personnel for the purpose of obtaining executive officer compensation and performance data to be used in its review and analysis.

        The consultant recommends the Committee utilize data associated with its national market and peer group survey companies. The consultant also recommends the structure of the executive compensation program relative to the results of its analysis. The Committee retains all decision-making and approval authority with regard to determining executive compensation levels.

        During 2010, the consultant, at the request of the Committee, conducted a total executive compensation review to analyze the competitiveness of our executive compensation program. During their review, the consultant analyzed the relative positioning of each of our executive officer positions to similar positions within its national market database, and evaluated the compensation levels of peer group companies relative to the compensation benchmarks set by the Committee.

Compensation Philosophy

        The compensation program for executive officers is designed to provide a competitive compensation package that will enable us to attract and retain highly talented individuals for key positions and promote the accomplishment of our performance objectives. The overarching objective of the Committee is to provide a conservative, yet secure, base salary, with the opportunity to earn a significantly higher total level of compensation under programs that link executive compensation to Company and individual performance factors.

        The Committee structures the executive compensation program to motivate executives to achieve specified business goals and to reward the achievement of those goals. Compensation decisions made by the Committee are based on market analysis, Company performance, achievement of individual performance objectives, and the level and nature of the executive's responsibilities and the level of experience in his or her position.

        Our compensation program includes three basic compensation elements: (1) Base Salary, (2) Annual Cash Incentives, and (3) Long-Term Incentives. Each element is discussed more fully below. Base Salary combined with Annual Cash Incentives makes up Total Cash Compensation. Total Cash Compensation combined with Long-Term Incentives makes up Total Direct Compensation.

        The Committee has established a compensation philosophy that targets a certain level for each element of executive pay based on a national market survey developed by the consultant. This survey is discussed in more detail below under "Benchmarking". Base Salary is targeted within a range surrounding the mid-point between the 25th and 50th percentiles of this national market survey. The use of a range is appropriate to recognize the level of experience each executive may have in the position he or she holds. If an executive's Base Salary is established at the mid-point described above, then Total Cash Compensation and Total Direct Compensation will also be targeted to approximate the mid-point between the 25th and 50th percentiles of the same national market survey. However, as we will discuss below, these two elements of compensation are expressed as percentages of Base Salary. Therefore, the relative positioning of each executive's target Total Cash Compensation and Total Direct Compensation opportunity with respect to the mid-point between the 25th and 50th percentiles of the national market survey is affected by their positioning within the Base Salary range discussed above.

        In targeting these levels, the Committee has established a conservative pay program as compared to the general market and our peer group. By design, Base Salary is set significantly lower than the average Base Salary of the national market. However, the Annual Cash Incentive and Long-Term Incentive elements provide each executive the potential, at the highest level of performance, to achieve total compensation closer to the average total compensation level of the national market (i.e., the 50th percentile). These "at-risk" elements of compensation are tied to both short- and long-term performance measures. In essence, at-risk compensation must be "re-earned" annually. The consultant has provided the Committee with information regarding practices and trends in compensation programs in the utility industry as well as the national market and has reviewed and evaluated our compensation program as compared to compensation practices of other companies with similar characteristics, including size and type of business.

        The consultant, at the direction of the Committee, has conducted this review in order to assess our relative competitive position with regard to compensation being paid within the markets in which we compete for executive talent. As a result, the Committee has set these target levels in a manner designed to (1) be competitive and permit us to attract and retain executive talent, (2) be conservative with respect to our peer group and the national market, and (3) provide incentive for executives to achieve individual and company performance goals.

Benchmarking

        As noted above, the Committee sets the benchmarks (i.e., the 25th percentile, the 50th percentile and the midpoint between the 25th and 50th percentiles) based on a national market survey developed by the consultant. Once these levels are set, the Committee then compares the values resulting from this benchmarking process to the corresponding compensation levels at an industry-specific peer group of companies also developed by the consultant.. This comparison is done to ensure that total compensation is competitive within the industry and appropriate when certain levels of performance are achieved. If, based on this comparison, the Committee determines that the levels set through the benchmarking process are not competitive or are not appropriate, the Committee may adjust the applicable compensation levels and targets accordingly.

        The consultant has informed us that the national market survey discussed above contains information on thousands of executives from over 1,400 parent organizations and independent operating units across all industry sectors. In terms of participating organization size, 45% had annual revenues less than $1 billion, 33% had annual revenues between $1 billion and $5 billion, and 22% had annual revenues exceeding $5 billion. Approximately 70% of the organizations participating in the survey had less than 10,000 employees and 57% had less than 5,000 employees. The survey companies encompassed three major market sectors: financial (15%), services (41%), and industrial/manufacturing (43%). Included within the industrial/manufacturing sector were 48 utility companies and 83 general manufacturing organizations. The Committee relied on the consultant to conduct its own research, compile its own survey data and provide a summarization of such data relevant to the Committee's decisions with respect to setting compensation levels. Hence, the Committee did not review the names of the participating survey companies prior to making compensation decisions. However, the names of the parent companies that participated in the national market survey most recently utilized by the consultant in work performed for the Committee are attached hereto as Appendix A.

        The industry-specific peer group of companies discussed above is recommended by the consultant and represents publicly traded electric or electric and gas utilities that are comparable to Empire in terms of sales, market value, growth, etc. The peer group currently consists of Black Hills Corporation, Central Vermont Public Service, CH Energy Group, Inc., Chesapeake Utilities Corporation, Cleco Corporation, El Paso Electric Company, Idacorp Inc., The LaClede Group, MGE Energy Inc., NorthWestern Corporation., Otter Tail Corporation, South Jersey Industries Inc., UIL Holdings Corporation, Unisource Energy Corporation, and Unitil Corporation.

        An essential part of the benchmarking process involves the consultant's use of a systematic approach to evaluate the duties and responsibilities of our executive positions. This approach recognizes the practical reality that job responsibilities of persons with similar titles may vary significantly from company to company, and that a person's title is not necessarily descriptive of a person's duties. The consultant considers the scope and complexity of incumbent positions within its national market survey and compares these positions to the scope and complexity of our executive positions. The result is an assessment of the relative position of the compensation being paid to our executives in light of the compensation being paid to persons performing duties of similar scope and complexity at the companies participating in the survey. The Committee uses this assessment to assist it in making decisions regarding appropriate compensation levels for our executive positions. The underlying principle of the evaluation methodology is to focus on identifying those positions that have a scope and complexity of responsibilities that are comparable to those duties exercised by each of our particular executives.

Base Salary

        The consultant makes base salary range and midpoint recommendations to the Committee for each position with consideration given to our compensation philosophy. Base salary ranges and midpoints are reviewed periodically as described above to ensure our executive positions are comparable with the marketplace in terms of expertise, scope and accountability.

        At the beginning of the calendar year, the President and CEO reviews executive officer performance with, and makes Base Salary recommendations to, the Committee for all executive officers other than himself. Based upon his review and recommendations, and with consideration given to market information provided by the consultant, the Committee sets the Base Salary of each such executive officer for the calendar year. The Committee independently appraises the performance of the President and CEO, and sets his Base Salary accordingly. The Committee also determines any Base Salary adjustments necessary throughout the calendar year should a material change in office or responsibilities occur.

Annual Cash Incentives

        The Annual Cash Incentive portion of Total Cash Compensation is derived from the Executive Officer Annual Incentive Plan (AIP). Under this individualized annual plan, executive officers can earn additional cash compensation based on performance measured against short-term tactical goals that focus on operating conditions and circumstances of a particular year. These tactical goals are developed from and lend support to our long-term vision, goals and key business strategies. Each executive officer provides the President and CEO input on a set of proposed metrics and performance measures for each new calendar year. One or more performance measures are developed for each metric. Each performance measure is assigned a percentage weighting. The weightings of each performance measure sum up to 100%. The President and CEO evaluates the proposed metrics and performance measures and makes any necessary modifications. The President and CEO presents the proposed annual metrics and performance measures for himself and all other executive officers to the Committee each new calendar year. The Committee reviews his recommendations for consistency, measurability, and equity relative to individual responsibilities and, together with their assessment of our near-term objectives, makes any necessary adjustments to individual Annual Incentive Plans before approving.

        Once metrics, performance measures and weightings are determined, total target Annual Cash Incentive amounts are calculated for each executive officer with consideration given to the Total Cash Compensation philosophy discussed above. During 2010, for the President and CEO, the Annual Cash Incentive amount available at target levels of performance was equal to 55% of annual base salary. Thus, in accordance with our compensation philosophy described above, the Base Salary of the President and CEO, plus a target level Annual Cash Incentive amount equal to 55% of annual base salary, is designed to approximate the midpoint between the 25th and 50th percentile of the national market for Total Cash Compensation as adjusted to reflect his positioning within the Base Salary range. During 2010, the Annual Cash Incentive amount available for executive officers other than the President and CEO, at target levels of performance, equaled 35% of annual base salary.

        Performance levels above and below the target level of performance are also determined for each performance measure. A threshold level of performance indicates a minimum (below target) level of expected performance. The incentive compensation award at the threshold level of performance is equal to 50% of the target level award. A maximum level of performance indicates a higher (above target) level of expected performance. Greater incentive compensation is payable if the maximum level of performance is achieved. At the maximum level of performance, the incentive compensation award is equal to 200% of the target level award. When performance levels are between the threshold and maximum performance levels, the amount of incentive compensation award is interpolated. If an executive does not perform at least at a threshold level of expected performance with regard to any particular individual performance measure, no incentive compensation is awarded with respect to that performance measure. Likewise, no award greater than the maximum award is paid when performance exceeds the maximum level of expected performance required to earn such award.

        Each executive officer's performance against his/her individual AIP is reviewed by the President and CEO with the Committee following the conclusion of the calendar year. The President and CEO recommends incentive payments reflective of performance against each executive officer's individual AIP. The Committee considers his recommendations, makes any appropriate adjustments and determines the amount of Annual Cash Incentive earned by each executive. The Committee independently appraises the performance of the President and CEO, and determines his incentive award accordingly.

        Generally, each executive's plan includes an Expense Control metric. Additional metrics commonly applied to the President and CEO and the Vice-President of Finance and CFO relate to Capital Markets and Corporate Governance. Executive officers who have responsibilities over our operational areas have specific operational metrics related to their areas of responsibilities. Examples include Project Completion, Customer Service, Regulatory Performance, and Operations/Safety.

        Performance measure ranges are generally linked to the threshold, target and maximum performance award levels. For instance, to qualify for the threshold performance award under a performance measure of budgetary control, an executive must operate their responsibility area at no greater than +5% of budgeted expenses. To qualify for the maximum performance award under the same performance measure, an executive must operate their responsibility area at -5% of budgeted expenses. The qualification criteria for other performance measures may be whether the executive accomplished or did not accomplish the measure. Under this criterion, the executive must fully accomplish the measure to qualify for any award. Generally, all measurements are quantitative with the exception of those described below as qualitative.

        Metrics developed for 2010 consisted of:

  •
  Expense Control.  Measures included control of operating/maintenance, capital and fuel and purchased power expenses.

  •
  Capital Markets.  Measures consisted of management of our short-term debt costs, involvement in conferences with rating agencies and institutional investors (a qualitative measure), financing activities (a qualitative measure), and the issuance of debt and equity securities.

  •
  Regulatory Performance.  Measures consisted of the planning, developing, filing, and outcome of various electric segment rate proceedings (a qualitative measure), completion and filing of an Integrated Resource Plan (a qualitative measure), our participation in Southwest Power Pool Board and Regional State Committee meetings (a qualitative measure), and minimization of safety, environmental and reliability citations and Notices of Violation.

  •
  Customer Service.  Measures included call center response time, control of customer outages due to vegetation in primary distribution lines, minimization of generating station forced outages, Smart Grid study and report (a qualitative measure), System Hardening and Radial Review study and report (a qualitative measure), and minimization of customer complaints to state public service commissions.

  •
  Operations/Safety.  Measures included minimization of employee lost-time incidents, gas segment safety audits conducted by the Missouri Public Service Commission, and gas segment residential and non-residential customer growth.

  •
  Project Completion.  Measures included our Iatan 2 and Plum Point generation projects, the Asbury generating plant air quality control system and coal fly ash studies, microwave communication replacement project, evaluation of fleet vehicles, and information technology disaster planning (all qualitative measures).

  •
  Corporate Governance.  Measure consisted of the identification or lack thereof of material weaknesses in internal controls (a qualitative measure).

        The cumulative target incentive award opportunity for the Capital Markets and Expense Control metrics was by far the most significant portion of the AIP, encompassing 61% of the overall target incentive award opportunity. The Committee evaluated 2010 performance against these two measures as follows:

        The combined Capital Markets metric award opportunity assigned to Mr. Gipson and Mr. Knapp comprised approximately 30% of the overall targeted incentive award opportunity. This metric was not applicable to any other Named Executive Officer. During a time of the largest capital expenditure program in our history, Mr. Gipson and Mr. Knapp worked to renew our bank line of credit, strengthen relationships with credit rating agencies and institutional investors, and completed debt and equity offerings that exceeded maximum expectations. Target award opportunities for Mr. Gipson and Mr. Knapp under this metric were 50% and 70%, respectively, of their total target incentive award opportunity. Performance against quantitative measures under this metric were evaluated as follows:

	Performance Measure	Threshold Performance	Target Performance	Maximum Performance	Actual Performance	Award Amount
Mr. Gipson	Debt Financing (Market Spread)(1)	Not Applicable	+/- 10% to Market	Over 10% less than Market	Avg. 8.4% less than Market	$10,038
	Equity Financing (Total Placed)	$25 million	$38 million	$51 million	$51 million	$40,150
	Equity Financing (Market Value)(2)	Market less 10%	At Market	Market + 10%	Market less 1.7%	$27,553
Mr. Knapp	Debt Financing (Market Spread)(1)	Not Applicable	+/- 10% to Market	Over 10% less than Market	Avg. 8.4% less than Market	$7,000
	Equity Financing (Total Placed)	$25 million	$38 million	$51 million	$51 million	$14,000
	Equity Financing (Market Value)(2)	Market less 10%	At Market	Market + 10%	Market less 1.7%	$9,608

(1)
Represents the difference, expressed as a percentage, between the spread over the treasury rate on our first mortgage bond issues and the average spread on BBB corporate bonds (the "market") on the same day of issue. The spread on first mortgage bonds priced May 24, 2010 (measured against 10-year BBB corporate bonds), and August 18, 2010 (measured against 30-year BBB corporate bonds), was 8.7% and 8.1% less than market, respectively, or an average spread of 8.4% less than market.

(2)
Represents the relative pricing, on a weighted average basis, of shares of Empire common stock sold during each marketing period pursuant to our equity distribution agreement with UBS Securities LLC, versus the relevant utility indices.

        The remaining balances of Mr. Gipson's and Mr. Knapp's actual incentive award of $60,225 and $31,500, respectively, under the Capital Markets metric are related to qualitative measures. The Committee has evaluated their overall performance with respect to such qualitative measures as above target.

        The Expense Control metric comprised approximately 31% of the overall targeted incentive award opportunity. With a challenging economic and operating environment, the need to control expenses was paramount. The executive team managed operating and maintenance expenses, capital expenses, interest expense on short-term debt, and fuel and purchased power expenses to well under budgeted levels. Target award opportunities for Messrs. Gipson, Knapp, Beecher, Gatz, and Palmer under this metric were 30%, 20%, 45%, 30% and 25% , respectively, of their total target incentive award opportunity. Performance against quantitative measures under this metric were evaluated as follows:

	Performance Measures	Threshold Performance	Target Performance(1) (in thousands)	Maximum Performance	Actual Performance Relative to Target	Award Amount
Mr. Gipson	O & M Expense	Target +5%	$114,968	Target -5%	Plus 2.6%	$7,428
	New Base Load Generation	Target +5%	$49,850	Target -5%	Minus 0.6%	$11,243
	Total Capital Expenditures	Target +5%	$70,475	Target -5%	Minus 12.5%	$20,076
	Fuel & Purchased Power Expense(2)	Target +5%	$31.87	Target -5%	Minus 3.8%	$52,999
Mr. Knapp	O & M Expense	Target +5%	$9,824	Target -5%	Plus 0.5%	$6,650
	Interest Expense on Short-Term Debt	Under limits(3)	$2,560	Target -20%	Minus 48%	$14,000
Mr. Beecher	O & M Expense	Target +5%	$68,063	Target -5%	Plus 3.3%	$8,181
	New Base Load Generation	Target +5%	$49,850	Target -5%	Minus 0.6%	$10,780
	Other Capital Expenditures	Target +5%	$61,925	Target -5%	Minus 17.0%	$19,250
	Fuel & Purchased Power Expense(2)	Target +5%	$31.87	Target -5%	Minus 3.8%	$25,411
Mr. Gatz	O & M Expense	Target +5%	$10,487	Target -5%	Minus 2.1%	$13,419
	Capital Expenditures	Target +5%	$2,170	Target -5%	Minus 6.8%	$18,900
Mr. Palmer	O & M Expense	Target +5%	$36,209	Target -5%	Plus 3.0%	$4,729
	Capital Expenditures	Target +5%	$46,520	Target -5%	Minus 14.7%	$20,266

(1)
Target Performance values for the O & M Expense and Capital Expenditures Performance Measures may vary for each Named Executive Officer as such measures are related to each Named Executive Officer's area of responsibility.

(2)
Expressed as dollars per megawatt hour net system input, with demand charges.

(3)
No incentive amount is payable if at any time during the applicable year our bank line of credit limit is exceeded.

        The cumulative target incentive award opportunity for the remaining performance metrics discussed below encompasses 39% of the overall target incentive award opportunity. The remaining balances of Messrs. Gipson, Knapp, Beecher, Gatz and Palmer actual incentive awards of $55,207, $14,000, $67,357, $52,920, and $83,089, respectively, under these metrics are related largely to qualitative measures, but also include some less significant quantitative measures. The Committee evaluated 2010 performance against these measures as generally above target.

        Regulatory Performance, Operations/Safety and Corporate Governance metrics comprised approximately 24% of the overall targeted incentive award opportunity. The combined value of these award opportunities was slightly increased from 2009 to reflect the conclusion of the largest capital expenditure program in our history and movement into a heightened regulatory phase where we were seeking recovery in rates of the capital expended during the program. This expected heightened regulatory phase was described in our Regulatory Plan approved by the Missouri Public Service Commission in August 2005. Additionally, our stated goals include providing a safe and positive work experience for our employees and acting as responsible stewards of the environment. The executive management team provided effective leadership in accomplishing a year that included zero safety and environmental citations or notices of violation. In addition, no material weaknesses were discovered in our internal control processes.

        The Customer Service metric comprised approximately 11% of the overall targeted incentive award opportunity. A stated goal of the Company is to effectively meet our customer's expectations. Reliability of our electric and gas distribution system, generating stations and communication services is essential in meeting this goal. Generating station units performed at or above expectations during the year. It was the Committee's evaluation that the executive team managed overall electric and gas distributions system, generating station and customer communication services availability effectively and efficiently.

        The Project Completion metric comprised approximately 4% of the overall targeted incentive award opportunity. The value of this award opportunity was decreased when compared to 2009 for the reason discussed above. The executive management team provided overall effective management and oversight of our major construction projects. Several substantial projects were managed to completion on time and under budget.

        The table below indicates the amount and percentage of each Named Executive Officer's 2010 target and actual incentive award relative to target for each applicable metric discussed above.

	Capital Markets Dollars (% of Total Target Award Opportunity)(1)	Expense Control Dollars (% of Total Target Award Opportunity)(1)	Regulatory Performance, Operations/Safety, Corporate Governance Dollars (% of Total Target Award Opportunity)(1)	Project Completion Dollars (% of Total Target Award Opportunity)(1)	Customer Service Dollars (% of Total Target Award Opportunity)(1)	Total Dollars (% of Total Target Award Opportunity)
Mr. Gipson
Target	$100,376 (50%)	$60,227 (30%)	$40,151 (20%)	N/A	N/A	$200,754 (100%)
Actual	$137,966 (69%)	$91,746 (46%)	$55,207 (27%)	N/A	N/A	$284,919 (142%)
Mr. Knapp
Target	$49,000 (70%)	$14,000 (20%)	$7,000 (10%)	$0 (0%)	$0 (0%)	$70,000 (100%)
Actual	$62,108 (89%)	$20,650 (29%)	$14,000 (20%)	$0 (0%)	$0 (0%)	$96,758 (138%)
Mr. Beecher
Target	N/A	$43,313 (45%)	$14,439 (15%)	$19,250 (20%)	$19,252 (20%)	$96,254 (100%)
Actual	N/A	$63,622 (66%)	$24,065 (25%)	$14,438 (15%)	$28,854 (30%)	$130,979 (136%)
Mr. Gatz
Target	N/A	$18,900 (30%)	$37,800 (60%)	N/A	$6,300 (10%)	$63,000 (100%)
Actual	N/A	$32,319 (51%)	$47,250 (75%)	N/A	$5,670 (9%)	$85,239 (135%)
Mr. Palmer
Target	N/A	$16,888 (25%)	$20,266 (30%)	N/A	$30,398 (45%)	$67,552 (100%)
Actual	N/A	$24,995 (37%)	$37,154 (55%)	N/A	$45,935 (68%)	$108,084 (160%)

(1)
"N/A" indicates metric(s) were Not Applicable to the Named Executive Officer during 2010.

        As described above, the President and CEO's Annual Cash Incentive award for 2010, paid in 2011, was approximately 142% of his target amount. The average Annual Cash Incentive award for 2010 for all other Named Executive Officers was approximately 142% of their target amounts. No single performance measure is material to the compensation program overall; for example, the average target opportunity associated with a single performance measure in 2010 and 2011 was $7,954 and $7,638, respectively. Since the adoption of the current form of the Executive Officer Annual Incentive Plan in 2001, the average Annual Cash Incentive award for all executive officers, including the President and CEO but excluding executive officers who have since retired, was approximately 119% of the target opportunity amounts.

        Metrics developed for 2011 consist of:

  •
  Expense Control.  Measures include control of operating/maintenance, capital and fuel and purchased power expenses.

  •
  Regulatory Performance/Strategic Initiatives/Southwest Power Pool.  Measures consist of the outcome of various electric segment rate proceedings, development of an internal earnings guidance structure, planning associated with facilities management and our enterprise application software upgrade, and our participation in Southwest Power Pool Board and Regional State Committee meetings (all qualitative measures).

  •
  Capital Markets/Finance.  Measures consist of management of our short-term debt costs, involvement in conferences with rating agencies and institutional investors (a qualitative measure), and other financing activities (a qualitative measure).

  •
  Operations/Safety..  Measures include minimization of employee lost-time incidents, minimization of safety and environmental citations and Notices of Violation, gas segment safety audits conducted by the Missouri Public Service Commission, gas segment residential and non-residential customer growth, and labor contract proceedings (a qualitative measure).

  •
  Customer Service.  Measures include the frequency and duration of customer outages, call center response time, minimization of generating station forced outages, and minimization of customer complaints to state public service commissions.

  •
  Corporate Governance/Succession.  Measure consists of the identification or lack thereof of material weaknesses in internal controls and executive succession planning (both qualitative measures).

  •
  Project Completion/Asset Management.  Measures include the Asbury generating plant air quality control system, facilities planning, analysis of future capital projects, and continuing monitoring of our Iatan and Plum Point generation facilities (all qualitative measures).

        The table below indicates the amount and percentage of each Named Executive Officer's 2011 target incentive award opportunity relative to the metrics discussed above. The blend of award opportunities for 2011 when compared to 2010 reflects the closing stages of the regulatory phase mentioned in the analysis of the 2010 performance results, and movement into a more traditional operational phase. For instance, Mr. Gipson's Capital Markets and Regulatory Performance metrics represented 50% and 20%, respectively, of his 2010 target incentive award opportunity. But each of these metrics only represents 5% of his 2011 target incentive award opportunity. Likewise, Mr. Knapp's target incentive award opportunity related to his Capital Markets metric was reduced from 70% in 2010 to 45% in 2011. This is reflective of the concluding stages of financing initiatives associated with the capital expenditures program. As this more traditional operating phase begins, the expense control metric will continue to receive heavy emphasis. The 2011 target incentive award opportunity for this metric for Messrs. Gipson, Knapp, Beecher, Gatz and Palmer is 30%, 20%, 40%, 30% and 30%, respectively.

	Capital Markets/Finance Dollars (% of Total Target Award Opportunity)(1)	Expense Control Dollars (% of Total Target Award Opportunity)(1)	Regulatory Performance/ Strategic Initiatives/ Southwest Power Pool/ Operations/Safety, Dollars (% of Total Target Award Opportunity)(1)	Project Completion/Asset Management/ Corporate Governance/ Succession Dollars (% of Total Target Award Opportunity)(1)	Customer Service Dollars (% of Total Target Award Opportunity)(1)	Total Dollars (% of Total Target Award Opportunity)
Mr. Gipson	$4,182 (5%)	$25,093 (30%)	$4,182 (5%)	$50,187 (60%)	N/A	$83,644 (100%)
Mr. Knapp	$32,288 (45%)	$14,350 (20%)	$17,938 (25%)	$7,175 (10%)	N/A	$71,751 (100%)
Mr. Beecher	$41,235 (30%)	$54,980 (40%)	$27,490 (20%)	N/A	$13,745 (10%)	$137,450 (100%)
Mr. Gatz	N/A	$19,950 (30%)	$39,900 (60%)	N/A	$6,650 (10%)	$66,500 (100%)
Mr. Palmer	N/A	$20,738 (30%)	$48,389 (70%)	N/A	N/A	$69,127 (100%)

(1)
"N/A" indicates metric(s) were Not Applicable to the Named Executive Officer during 2010.

        Mr. Gipson's total target award opportunity is based upon the portion of the year he will serve as President and CEO prior to his retirement. Mr. Beecher's Capital Markets target incentive award opportunity of 30% reflects his transition to the role of President and CEO as discussed previously. Mr. Beecher's total target award opportunity represents a blend consisting of an amount equal to the total target incentive award opportunity available during the portion of the year he serves in his current position as Executive Vice President, and the amount of total target incentive award opportunity available during the portion of the year he serves as President and CEO. The annual target incentive award amounts for Mr. Gipson and Mr. Beecher were determined as follows:

	Effective Period	2011 Annual Base Compensation	Proportional Effective Period Annual Base Compensation	Multiplied by Target Incentive Opportunity per Compensation Philosophy	Total Annual Cash Incentive Award Opportunity
Mr. Gipson	January 1 to May 31, 2011	$365,000	$152,083	55%	$83,644
Mr. Beecher	January 1 to May 31, 2011	$282,500	$117,708	35%	$41,200
	June 1 to December 31, 2011	$300,000	$175,000	55%	$96,250

Long-Term Incentives

        Long-Term Incentives consist of (1) stock options (to be replaced in 2011 with time-vested restricted stock as noted below), (2) dividend equivalent rights (to be discontinued in 2011), and (3) performance-based restricted stock awards linked to the performance of Empire's common stock. All of these equity awards are granted under our 2006 Stock Incentive Plan, which was approved by stockholders in 2005. Each of these components is discussed in more detail below. The Long-Term Incentive element is designed to motivate executive officers over the long-term to put forth maximum effort in contributing to the continued success and growth of Empire, and to ensure the interests of the executive officers are aligned with those of stockholders. In addition, Long-Term Incentives provide a measure of retention incentive for executive officers, leading to enhanced stability of our senior management team. The current target Long-Term Incentive opportunity for the President and CEO is equal to 65% of his annual base salary, while the current target Long-Term Incentive opportunity for executive officers other than the President and CEO is equal to 15% of their annual base salaries. In accordance with our compensation philosophy described above, the target Total Cash Compensation of our executive officers, plus their target level Long-Term Incentive opportunity, is designed to approximate the midpoint between the 25th and 50th percentile of the national market for Total Direct Compensation as adjusted to reflect their individual positioning within the Base Salary range.

        In its review of our executive compensation program, the consultant found that the most prevalent approach used to deliver long-term incentive compensation to executives in the utility industry, and in particular to executives of our peer group of companies, was a combination of performance shares and time-vested restricted stock. Beginning in 2011, as a result of these findings, the Committee has determined to replace the stock option and dividend equivalent portions of the Long-Term Incentive element of the executive compensation program with time-vested restricted stock awards that vest after a three-year period.

        A significant portion of each executive's total compensation is at-risk in the form of equity compensation. At target levels of performance, the stock options and dividend equivalents combined were intended to represent approximately one-half the total value of each executive officer's Long-Term Incentive opportunity, with the performance-based restricted stock awards representing the remaining half. Similarly, beginning in 2011, at target levels of performance, the time-vested restricted stock is intended to represent approximately one-half the total value of each executive officer's Long-Term Incentive opportunity, with the performance-based restricted stock awards representing the remaining half.

  Stock Options

        Executives were granted stock options that enable them to purchase shares of common stock at an option price equal to the average price of our common stock on the grant date. In accordance with the Stock Incentive Plan, this average price is determined by calculating the average value between the high and low stock trading prices on the day of the grant. The Committee believes this average is more representative of the price paid by investors on the grant date to acquire Empire stock than the closing market price. The options have a ten-year term and first become exercisable on the third anniversary of the grant date provided the executive remains employed until such date. Options are subject to accelerated vesting in the event of a change in control of Empire (see "Potential Payments upon Termination and Change in Control" below) or termination of employment under certain specific conditions. These conditions include death, retirement, disability, involuntary termination without cause or voluntary termination by the executive with the consent of the Committee. In the event of involuntary termination of the executive's employment for cause, the options will terminate immediately.

        Stock options are valued on the basis of an expanded Black-Scholes model provided by the consultant. Repricing of options is not permitted under the 2006 Stock Incentive Plan. Stock option awards were approved by the Committee at the first meeting of the calendar year, generally around the first of February. The date of this meeting became the grant date of the stock options.

        As noted above, beginning in 2011 the stock option portion of the Long-Term Incentive element will be replaced with time-vested restricted stock.

  Dividend Equivalents

        Dividends that would have been payable if the executive owned (during the vesting period following the grant date) the shares covered by the stock option grants are accumulated until the earliest of the third anniversary of the date of grant, the date of a change in control of Empire, or the date of termination of employment. The accumulated value of such dividend equivalents is converted on the earliest of the third anniversary or the date of a change in control into fully vested shares of common stock.

        Dividend equivalents are subject to forfeiture if the executive's employment terminates before the dividend equivalents are converted to shares of common stock. However, under certain specific conditions, a terminated executive might be entitled to a pro-rata portion of the dividend equivalents he/she would otherwise have earned. These conditions include death, retirement, disability, involuntary termination without cause or voluntary termination by the executive with the consent of the Committee.

        In conjunction with replacing the stock option portion of the Long-Term Incentive element discussed above, the dividend equivalent portion of the Long-Term Incentive element will be discontinued beginning in 2011.

  Time-Vested Restricted Stock

        As noted above, beginning in 2011, executives will be granted time-vested restricted stock that vests after a three-year period. Such stock will replace the stock option and dividend equivalent portions of the Long-Term Incentive opportunity. No dividend rights accumulate during the vesting period. Time-vested restricted stock is intended to represent approximately one-half the total value of each executive officer's Long-Term Incentive opportunity.

        Time-vested restricted stock will be valued at an amount equal to the average price of our common stock on the grant date. In accordance with the Stock Incentive Plan, this average price is determined by calculating the average value between the high and low stock trading prices on the day of the grant.

        If employment terminates during the vesting period because of death, retirement, or disability, the executive is entitled to a pro-rata portion of the time-vested restricted stock awards such executive would otherwise have earned. If employment is terminated during the vesting period for reasons other than those listed above, the time-vested restricted stock awards will be forfeited on the date of the termination unless the Committee determines, in its sole discretion, that the executive is entitled to a pro-rata portion of such award.

  Performance-Based Restricted Stock

        Performance-based restricted stock awards granted to executive officers provide the opportunity to receive a number of shares of common stock at the end of a three-year performance period if performance goals set forth in the award are satisfied. The performance goals are tied to the percentile ranking of Empire's total stockholder return (share price appreciation or decline over the performance period plus cumulative value of dividends paid over the performance period, assuming reinvestment, divided by the stock price at the beginning of the performance period) for the three-year performance period as measured over the same period against all publicly traded, investor-owned utility companies. The target level of performance under the 2010 and 2011 grants was set at the 50th percentile ranking when compared to this group. The threshold level was set at the 20th percentile, while the maximum level was set at the 80th percentile. At the end of the performance period (December 31, 2012 for awards granted in 2010 or December 31, 2013 for awards granted in 2011), the executive would earn 100% of the target number of shares if the target (50th percentile) level of performance is reached. If the threshold level of performance is reached, the executive would earn 50% of the target number of shares. If performance reaches or exceeds the maximum level, the executive would earn 200% of the target number of shares. When performance levels are between the threshold and maximum performance levels, the amount of shares the executive earns is interpolated. No shares are earned if the threshold level of performance is not reached. The consultant prepares an analysis of our total stockholder return percentile ranking for the just-ended three-year performance period relative to the comparator group described above. Based upon this analysis, the consultant calculates the appropriate number of performance-based restricted stock shares to be awarded each executive. Performance-based restricted stock awards are approved by the Committee at the first meeting of the calendar year. The total stockholder return for the three year performance period ended December 31, 2010 (for awards granted in 2008), was 6.3%, or just below the 80th (maximum level) percentile of the comparator group. Since the adoption of the 2006 Stock Incentive Plan, we have averaged a total stockholder return ranking slightly below the 40th percentile.

        If employment terminates during the performance period because of death, retirement, or disability, the executive is entitled to a pro-rata portion of the performance-based restricted stock awards such executive would otherwise have earned. If employment is terminated during the performance period for reasons other than those listed above, the performance-based restricted stock awards will be forfeited on the date of the termination unless the Committee determines, in its sole discretion, that the executive is entitled to a pro-rata portion of such award.

  Total Incentive Compensation

        During 2010, based on levels of individual and Empire performance, the President and CEO could have earned incentive compensation (Annual Cash Incentive plus Long-Term Incentives) ranging from 0% of 2010 annual base salary if no threshold levels of performance were met, to 194% of 2010 annual base salary if maximum performance was attained with regard to all performance measures. At target levels of performance, the President and CEO could have earned incentive compensation approaching 111% of 2010 annual base salary. Similarly, executive officers other than the President and CEO could have earned, on average, incentive compensation ranging from 0% of 2010 annual base salary to 88% of 2010 annual base salary depending on performance levels attained or not attained. At target levels of performance, executive officers other than the President and CEO could have earned incentive compensation approaching 47% of 2010 annual base salary. Actual total incentive compensation earned by the President and CEO and all other executive officers during 2010 was equal to approximately 135% and 76%, respectively, of their 2010 annual base salary.

Limitations on Incentive Compensation

        Regardless of the extent to which any performance goals are met in any calendar year, no incentive compensation is provided to any executive for any year in which we do not pay dividends per share of common stock at least equal to the dividends per share paid in the preceding year. Thus, if the dividend had been reduced in 2010 compared to 2009, no annual incentive compensation awards would have been payable in 2011 with respect to 2010 performance and no grants of time-vested restricted stock or performance-based restricted stock awards would have been made in 2011. This restriction did not apply with respect to 2010 because dividends paid in 2010 on each share of our common stock were equal to those paid in 2009.

Change in Control

        We maintain a Change In Control Severance Pay Plan that covers executive officers as well as our other key employees who are not executive officers. The purpose of the plan is to assure continuity in leadership, continued focus, and dedication to customer and stockholder interests during and immediately after a change in control by mitigating the personal concerns that may confront a participant as a result of such an event. The plan provides severance pay benefits upon termination of employment after a change in control. This requirement of a "double-trigger" (i.e., the requirement that there be a change in control and a termination of employment) was instituted to balance the interests of the executive, Empire and our stockholders. There are several conditions that could constitute a change in control, but primarily, a change in control occurs if a merger or consolidation with, or sale to, another corporation or entity is consummated. The Change In Control Severance Pay Plan is discussed more fully under the section entitled "Potential Payments upon Termination and Change in Control."

        We have not entered into any form of employment agreements with any executive officer other than agreements under the Change In Control Severance Pay Plan.

Other Benefits

        Executive officers participate in the same Retirement Plan that covers substantially all our other employees. This plan is a noncontributory, trusteed pension plan designed to meet the requirements of Section 401(a) of the Internal Revenue Code. Normal retirement is at age 65, with early retirement at a reduced benefit level permitted under certain conditions. We also maintain a Supplemental Executive Retirement Plan which covers the executive officers who participate in the Retirement Plan. This supplemental plan is intended to provide benefits which, except for the applicable limits of Section 415 and Section 401(a)(17) of the Internal Revenue Code, would have been payable under the Retirement Plan. The supplemental plan is not qualified under the Internal Revenue Code and benefits payable under the plan are paid out of our general funds.

        Our Articles of Incorporation and bylaws contain provisions permitted by the Kansas General Corporation Code which, in general terms, provide that officers and directors will be indemnified by us for all losses that may be incurred by them in connection with any claim or legal action in which they may become involved by reason of their service as our officer or director, if they meet certain specified conditions, and provide for the advancement by us to the officers and directors of expenses incurred by them in defending suits arising out of their service as an officer or director. The Board has authorized us to enter into indemnity agreements with officers and directors that provide for similar indemnification and advancement of expenses. The officers and directors are also covered by insurance indemnifying them against certain liabilities which might be incurred by them in their capacities as officers and directors. The premium for this insurance is paid by us.

        With the exception of certain plans specifically referenced in this discussion, the executive officers participate in the same health and welfare plans and under the same plan provisions available to all our other employees.

Compensation Committee Report

        The Committee has reviewed and discussed the Compensation Discussion and Analysis (which is set forth above) with management. Based on this review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Kenneth R. Allen, Chairman
D. Randy Laney
Bill D. Helton
Paul R. Portney
Herbert J. Schmidt

Summary Compensation Table

        Set forth below is summary compensation information for each person who was (1) at any time during 2010 our Chief Executive Officer or Chief Financial Officer and (2) at December 31, 2010, one of our three most highly compensated executive officers, other than the Chief Executive Officer and the Chief Financial Officer (collectively, the "Named Executive Officers").

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards(1)(2) ($) (e)	Option Awards(1)(3) ($) (f)	Non-Equity Incentive Plan Compensation(4) ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5) ($) (h)	All Other Compensation(6)(7) ($) (i)	Total ($) (j)
William L. Gipson,	2010	365,000	0	217,064	33,320	284,919	527,377	11,620	1,439,300
President and Chief	2009	350,000	0	208,568	25,670	291,386	381,889	9,638	1,267,151
Executive Officer	2008	315,000	0	273,264	53,240	209,627	289,244	9,391	1,149,766
Gregory A. Knapp,	2010	200,000	0	29,330	4,250	96,758	262,617	9,742	602,697
Vice President—	2009	194,000	0	27,760	3,400	97,759	188,260	6,682	517,861
Finance and	2008	160,000	0	70,476	13,552	83,438	142,122	6,398	475,986
Chief Financial Officer
Bradley P. Beecher,	2010	275,000	0	39,049	5,950	130,979	146,599	10,658	608,235
Executive Vice	2009	264,000	0	36,456	4,590	143,405	80,588	7,275	536,314
President	2008	215,000	0	94,087	18,150	75,938	52,144	10,876	466,195
Ronald F. Gatz	2010	180,000	0	26,581	3,910	85,239	93,481	7,981	397,192
Vice President and	2009	173,000	0	24,984	3,060	71,574	64,558	6,794	343,970
Chief Operating Officer-Gas	2008	153,000	0	67,358	13,068	71,427	41,813	6,156	352,822
Michael E. Palmer,	2010	193,000	0	26,949	4,080	108,084	163,638	9,395	505,146
Vice President—	2009	187,000	0	27,392	3,230	87,718	107,381	7,491	420,212
Transmission Policy and	2008	166,000	0	73,594	14,036	66,156	77,845	9,254	406,885
Corporate Services

(1)
Amounts shown for stock and option awards represent the grant date fair value determined in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718 ("FASB ASC Topic 718") for the applicable year relating to such awards. A discussion of the assumptions used to value these awards can be found under Note 4 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2010 (the "2010 10-K").

(2)
Represents the grant date fair value (determined in accordance with FASB ASC Topic 718) for the applicable year relating to awards of performance- based restricted stock and dividend equivalents.

Includes amounts relating to performance-based restricted stock as follows:

	2008	2009	2010
W.L. Gipson	$194,724	$153,000	$144,936
G.A. Knapp	$50,484	$20,400	$20,130
B.P. Beecher	$67,312	$26,520	$26,169
R.F. Gatz	$48,080	$18,360	$18,117
M.E. Palmer	$52,888	$20,400	$18,117

  Also includes amounts relating to dividend equivalents as follows:

	2008	2009	2010
W.L. Gipson	$78,540	$55,568	$72,128
G.A. Knapp	$19,992	$7,360	$9,200
B.P. Beecher	$26,775	$9,936	$12,880
R.F. Gatz	$19,278	$6,624	$8,464
M.E. Palmer	$20,706	$6,992	$8,832

  The amounts set forth in the table relating to performance-based restricted stock represent the grant date fair value of such awards assuming the target level of performance is attained. Assuming the maximum level of performance is attained, the grant date fair value of such awards would be as follows:

	2008	2009	2010
W.L. Gipson	$389,448	$306,000	$289,872
G.A. Knapp	$100,968	$40,800	$40,260
B.P. Beecher	$134,624	$53,040	$52,338
R.F. Gatz	$96,160	$36,720	$36,234
M.E. Palmer	$105,776	$40,800	$36,234
(3)
Represents grant date fair value (determined in accordance with FASB ASC Topic 718) for the applicable year relating to awards of options to purchase common stock.

(4)
Represents cash awards under our Executive Officer Annual Incentive Plan. Mr. Gipson requested his 2009 award be paid in the form of Empire common stock rather than cash. At the request of each Named Executive Officer, the 2008 awards were paid in the form of Empire common stock rather than cash.

(5)
Represents the difference between the actuarial present value of each Named Executive Officer's accumulated benefit under all defined benefit plans at December 31 of the applicable year and the actuarial present value of each Named Executive Officer's accumulated benefit under all defined benefit plans at December 31 of the preceding year. Messrs. Gipson, Knapp, Beecher, Gatz and Palmer participate in The Empire District Electric Company Employees' Retirement Plan ("Retirement Plan") and The Empire District Electric Company Supplemental Executive Retirement Plan ("SERP"). The amount of change in the pension value attributable to the Retirement Plan and the SERP is as follows:

	2008	2009	2010
W.L. Gipson
Retirement Plan	$77,408	$91,575	$128,308
SERP	$211,836	$290,314	$399,069
G.A. Knapp
Retirement Plan	$132,670	$141,183	$166,602
SERP	$9,451	$47,077	$96,015
B.P. Beecher
Retirement Plan	$38,838	$48,565	$67,585
SERP	$13,306	$32,023	$79,014
R.F. Gatz
Retirement Plan	$41,813	$58,185	$76,114
SERP	$0	$6,373	$17,367
M.E. Palmer
Retirement Plan	$75,476	$89,169	$114,186
SERP	$2,369	$18,212	$49,452

  None of the Named Executive Officers participated in a non-qualified deferred compensation arrangement.

(6)
Includes matching contributions under our 401(k) Retirement Plan and payment of term life insurance premiums as follows:

	2008	2009	2010
W.L. Gipson
401(k) Matching Contribution	$7,238	$7,340	$7,540
Term Life premium	$2,153	$2,298	$2,422
G.A. Knapp
401(k) Matching Contribution	$4,796	$4,950	$5,902
Term Life premium	$1,602	$1,732	$1,803
B.P. Beecher
401(k) Matching Contribution	$6,445	$6,188	$7,727
Term Life premium	$955	$1,087	$1,709
R.F. Gatz
401(k) Matching Contribution	$4,589	$5,152	$5,372
Term Life premium	$1,568	$1,642	$2,609
M.E. Palmer
401(k) Matching Contribution	$4,977	$5,570	$5,762
Term Life premium	$1,794	$1,921	$2,008
(7)
Includes perquisites and personal benefits if the aggregate value of such perquisites and personal benefits for each Named Executive Officer exceeds $10,000 or if the value of individual perquisite or personal benefit items exceeds $10,000. Mr. Beecher's and Mr. Palmer's Other Compensation for 2008 includes a tax "gross-up" of $3,476 and $2,483, respectively, related to the provision of a medical examination. Otherwise, perquisites and other personal benefits for 2008 for Named Executive Officers were not included in the Summary Compensation Table because the aggregate value, based upon the actual cost to Empire of the perquisites, did not exceed $10,000. Perquisites and other personal benefits for 2009 for Named Executive Officers were not included in the Summary Compensation Table because the aggregate value, based upon actual cost to Empire of the perquisites, did not exceed $10,000. Other Compensation for 2010 for Messrs. Gipson, Knapp, Beecher and Palmer includes a tax "gross-up" of $1,658, $2,037, $1,222, and $1,625, respectively, related to the provision of a medical examination. Otherwise, perquisites and other personal benefits for 2010 for Named Executive Officers were not included in the Summary Compensation Table because the aggregate value, based upon the actual cost to Empire of the perquisites, did not exceed $10,000.

Grants of Plan-Based Awards

        The following table shows information about plan-based awards granted during fiscal 2010 to the Named Executive Officers.

								All Other Stock Awards: Number of Shares of Stock or Units(3) (#) (i)	All Other Option Awards: Number of Securities Underlying Options(4) (#) (j)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)					Exercise or Base Price of Option Awards(5) ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards(6) ($) (l)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
W.L. Gipson	02/03/2010	100,377	200,754	401,508							N/A
	02/03/2010				3,600	7,200	14,400				144,936
	02/03/2010							4,100			72,128
	02/03/2010								19,600	18.355	33,320
G.A. Knapp	02/03/2010	35,000	70,000	140,000							N/A
	02/03/2010				500	1,000	2,000				20,130
	02/03/2010							523			9,200
	02/03/2010								2,500	18.355	4,250
B.P. Beecher	02/03/2010	48,127	96,254	192,508							N/A
	02/03/2010				650	1,300	2,600				26,169
	02/03/2010							732			12,880
	02/03/2010								3,500	18.355	5,950
R.F. Gatz	02/03/2010	31,500	63,000	126,000							N/A
	02/03/2010				450	900	1,800				18,117
	02/03/2010							481			8,464
	02/03/2010								2,300	18.355	3,910
M.E. Palmer	02/03/2010	33,776	67,552	135,104							N/A
	02/03/2010				450	900	1,800				18,117
	02/03/2010							502			8,832
	02/03/2010								2,400	18.355	4,080

(1)
Represents cash awards under our Executive Officer Annual Incentive Plan.

(2)
Represents awards of performance-based restricted stock.

(3)
Represents awards of dividend equivalents.

(4)
Represents awards of options to purchase common stock.

(5)
Represents the average of the high and low stock trading prices on the day of the award.

(6)
In the case of performance-based restricted stock, represents the value of such awards at the grant date based upon the target level of performance, which is consistent with the estimate of the aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

  Annual Cash Incentives

        Grants of awards under our Executive Officer Annual Incentive Plan are disclosed in the Grants of Plan-Based Awards Table in the year they are granted. The value of the award is disclosed in the Summary Compensation Table in the year when the performance criteria under the plan are satisfied and the compensation earned. For example, the amount set forth in the Summary Compensation Table for 2010 represents the award made in the beginning of 2010 and paid in early 2011 based on the performance during 2010. At the request of Mr. Gipson, his 2009 award was paid in the form of Empire common stock rather than cash. At the request of each Named Executive Officer, the 2008 awards were paid in the form of Empire common stock rather than cash.

  Performance-Based Restricted Stock

        Grants of awards of performance-based restricted stock and the grant date fair value (determined in accordance with FASB ASC Topic 718) of such awards are disclosed in the Grants of Plan-Based Awards Table in the year they are granted. The grant date fair value of such awards is also disclosed under Stock Awards in the Summary Compensation Table in the year when the awards are made. The performance-based restricted share awards underlying the Stock Awards in the Summary Compensation Table for each Named Executive Officer are as follows:

	2008 Award	2009 Award	2010 Award
W.L. Gipson	8,100	7,500	7,200
G.A. Knapp	2,100	1,000	1,000
B.P. Beecher	2,800	1,300	1,300
R. F. Gatz	2,000	900	900
M.E. Palmer	2,200	1,000	900

  Stock Options

        Grants of awards of options to purchase stock and the full grant date fair value (determined in accordance with FASB ASC Topic 718) of such awards are disclosed in the Grants of Plan-Based Awards Table in the year they are granted. The grant date fair value of such awards is also disclosed under Option Awards in the Summary Compensation Table in the year when the awards are made. The stock option awards underlying the Option Awards in the Summary Compensation Table for each Named Executive Officer are as follows:

	2008 Award	2009 Award	2010 Award
W.L. Gipson	22,000	15,100	19,600
G.A. Knapp	5,600	2,000	2,500
B.P. Beecher	7,500	2,700	3,500
R. F. Gatz	5,400	1,800	2,300
M.E. Palmer	5,800	1,900	2,400

  Dividend Equivalents

        Grants of awards of dividend equivalents and the full grant date fair value (determined in accordance with FASB ASC Topic 718) of such awards are disclosed in the Grants of Plan-Based Awards Table in the year they are granted. The grant date fair value of such awards is also disclosed under Stock Awards in the Summary Compensation Table in the year when the awards are made. The number of shares in column (i) of the Grants of Plan-Based Awards Table represents the number of shares obtained by assuming the current annual dividend rate for the three-year vesting period.

  Time-Vested Restricted Stock

        Beginning in 2011, as discussed in the Compensation Discussion and Analysis above, stock option and dividend equivalent awards will be replaced with time-vested restricted stock awards.

 Outstanding Equity Awards at Fiscal Year-End

        The following table provides information with respect to the common stock that may be issued upon the exercise of options and other awards under our existing equity compensation plans as of December 31, 2010.

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable(1) (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3)(4) (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(5) ($) (j)
W.L. Gipson	22,800	0		22.770	02/02/2015			22,800	506,160
	22,400	0		22.230	02/01/2016			6,676	148,224
	25,400	0		23.805	01/31/2017
	0	22,000		21.915	01/30/2018
	0	15,100		18.115	02/04/2019
	0	19,600		18.355	02/03/2020
G.A. Knapp	3,300	0		22.770	02/02/2015			4,100	91,020
	3,300	0		22.230	02/01/2016			1,343	29,824
	6,300	0		23.805	01/31/2017
	0	5,600		21.915	01/30/2018
	0	2,000		18.115	02/04/2019
	0	2,500		18.355	02/03/2020
B.P. Beecher	3,500	0		22.770	02/02/2015			5,400	119,880
	3,600	0		22.230	02/01/2016			1,810	40,192
	8,400	0		23.805	01/31/2017
	0	7,500		21.915	01/30/2018
	0	2,700		18.115	02/04/2019
	0	3,500		18.355	02/03/2020
R. F. Gatz	4,200	0		21.790	01/28/2014			3,800	84,360
	3,000	0		22.770	02/02/2015			1,274	28,288
	3,100	0		22.230	02/01/2016
	6,100	0		23.805	01/31/2017
	0	5,400		21.915	01/30/2018
	0	1,800		18.115	02/04/2019
	0	2,300		18.355	02/03/2020
M.E. Palmer	3,400	0		22.770	02/02/2015			4,100	91,020
	3,500	0		22.230	02/01/2016			1,360	30,208
	6,600	0		23.805	01/31/2017
	0	5,800		21.915	01/30/2018
	0	1,900		18.115	02/04/2019
	0	2,400		18.355	02/03/2020

(1)
The vesting date for the exercisable options was (a) January 28, 2007, in the case of options with an expiration date of January 28, 2014, (b) February 2, 2008, in the case of options with an expiration date of February 2, 2015 (c) February 1, 2009, in the case of options with an expiration date of February 1, 2016 and (d) January 31, 2010, in the case of options with an expiration date of January 31, 2017

(2)
The vesting date for the unexercisable options is: (a) January 30, 2011, in the case of options with an expiration date of January 30, 2018, (b) February 4, 2012, in the case of options with an expiration date of February 4, 2019 and (c) February 3, 2013, in the case of options with an expiration date of February 3, 2020.

(3)
The first number in column (i) represents the total number of shares attainable at the target level of performance for the 2008, 2009 and 2010 grants of performance-based restricted stock.

(4)
The second number in column (i) represents the number of shares attainable at fiscal year-end 2010 through the dividend equivalents awarded with the 2008, 2009 and 2010 option grants. The number of shares is derived by dividing the accumulated value of the dividend equivalents by the closing price of our common stock at year-end.

(5)
The first number represents the value, based on the stock price at December 31, 2010, of the performance-based restricted stock listed in column (i) and the second number represents the value of the shares listed in column (i) attainable through dividend equivalents awarded with the 2008, 2009 and 2010 option grants.

Option Exercises and Stock Vested

        The following table provides information with respect to the number and value of shares acquired during 2010 from the exercise of vested stock options, dividend equivalents and the vesting of performance-based stock awards.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting(1) (#) (d)	Value Realized on Vesting ($) (e)
W.L. Gipson	0	0	11,260	207,153
G.A. Knapp	0	0	2,762	50,815
B.P. Beecher	0	0	3,711	68,273
R. F. Gatz	0	0	2,720	50,040
M.E. Palmer	0	0	2,910	53,537

(1)
Represents the vesting of the following awards granted in 2007: performance-based restricted stock and dividend equivalents.

Pension Benefits

        We maintain The Empire District Electric Company Employees' Retirement Plan ("Retirement Plan") covering substantially all of our employees. The Retirement Plan is a noncontributory, trusteed pension plan designed to meet the requirements of Section 401(a) of the Internal Revenue Code. Each covered employee is eligible for retirement at normal retirement date (age 65), with early retirement at a reduced benefit level permitted under certain conditions. We also maintain The Empire District Electric Company Supplemental Executive Retirement Plan ("SERP") which covers our officers who are participants in the Retirement Plan. We desire to provide a retirement benefit to our executive officers that is proportional, with respect to percentage of final average annual earnings, to the retirement benefit available to all other eligible employees. However the amount of average annual earnings that can be used to calculate retirement benefits under the Retirement Plan is restricted by Internal Revenue Code limitations. As explained below, the SERP is designed to restore retirement benefits an executive officer would otherwise lose due to such limitations. The SERP is not qualified under the Internal Revenue Code and benefits payable under the plan are paid out of our general funds.

        The following table sets forth, with respect to each Named Executive Officer, the actuarial present value at December 31, 2010 of accumulated benefits under the Retirement Plan and the SERP, the number of years of credited service and the payments made under such plans during 2010.

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit(1) ($) (d)	Payments During Last Fiscal Year ($) (e)
W.L. Gipson	The Empire District Electric Company Employee's Retirement Plan	29.8	649,600	0
	The Empire District Electric Company Supplemental Executive Retirement Plan	29.8	1,452,018	0
G.A. Knapp	The Empire District Electric Company Employee's Retirement Plan	31.0	872,513	0
	The Empire District Electric Company Supplemental Executive Retirement Plan	31.0	152,543	0
B.P. Beecher	The Empire District Electric Company Employee's Retirement Plan	21.1	280,670	0
	The Empire District Electric Company Supplemental Executive Retirement Plan	21.1	132,396	0
R.F. Gatz	The Empire District Electric Company Employee's Retirement Plan	9.8	280,703	0
	The Empire District Electric Company Supplemental Executive Retirement Plan	9.8	23,740	0
M.E. Palmer	The Empire District Electric Company Employee's Retirement Plan	24.6	525,820	0
	The Empire District Electric Company Supplemental Executive Retirement Plan	24.6	70,033	0

(1)
Value represents Actuarial Present Value of age 65 monthly benefit. Assumed discount rate of 6.00%, no pre-retirement mortality or decrements, no collar adjustment and post-retirement mortality tables for males and females (projected on a static basis) required by the Pension Protection Act of 2006 and published by the Internal Revenue Service for funding valuations in 2010.

        Normal retirement under the Retirement Plan is age 65, or, for individuals hired after December 31, 1996 and within 5 years of their 65th birthday, normal retirement will be the 5th anniversary of their hire date. Retirement benefits are calculated based on credited service, average annual earnings, and Social Security covered compensation. The formula used to determine normal retirement benefits is as follows:

  •
  1.2625% of average annual earnings up to Social Security covered compensation times years of credited service up to 35 years, plus

  •
  1.64125% of average annual earnings in excess of Social Security covered compensation times years of credited service up to 35 years, plus

  •
  1.64125% of average annual earnings times years of credited service in excess of 35 years up to a maximum of 5 additional years of covered service.

        Earnings include base salary, cash incentive amounts, the value of performance-based restricted stock on the award date, and dividend equivalents. Average annual earnings is the average of annual earnings over the five consecutive years within the ten-year period prior to termination of employment which produces the highest average. Early retirement is available at age 55 with 5 years of eligibility service (any plan year after age 21). The benefit is calculated in the same manner as the normal retirement benefit before applying early retirement reduction factors which reduce the normal retirement benefit by a certain percentage. For instance, the normal retirement benefit is reduced by 25% if an employee elects to retire at age 55. If an employee terminates employment after completing five years of vesting service (a plan year after age 18 in which the employee completes 1,000 hours of service), such employee is entitled to a benefit beginning at age 65. The benefit is calculated in the same manner as the normal retirement benefit. Forms of benefits include life only, and 25%, 33 1/3%, or 66 2/3% joint and survivor ("J&S") benefits. Election of the J&S benefit (only available to married participants) has the effect of reducing the employee's benefit. The reduction is dependent on the employee's age, the spouse's age, and the J&S benefit percentage elected.

        Executive officers whose accrued benefit under the Retirement Plan is reduced by the limits set forth in Section 401 or Section 415 of the Internal Revenue Code, or whose anticipated earnings for any year exceed $120,000, become a participant in the SERP. Generally, benefits payable under the SERP equal the difference between the benefit calculated under the Retirement Plan without regard to Internal Revenue Code limitations, and the benefit calculated under the Retirement Plan as limited by the Internal Revenue Code. Actuarial equivalencies are determined in accordance with the actuarial assumptions set forth in the Retirement Plan.

        Mr. Knapp and Mr. Gatz are both eligible for early retirement under the terms of both plans. The present value of Mr. Knapp's and Mr. Gatz's early retirement benefit under the Retirement Plan, assuming retirement at December 31, 2010, is $759,086 and $252,634, respectively. The present value of Mr. Knapp's and Mr. Gatz's early retirement benefit under the SERP, assuming retirement at December 31, 2010, is $132,712 and $21,366, respectively. These amounts are not included in the table above.

Potential Payments upon Termination and Change in Control

        The Board of Directors adopted a Change In Control Severance Pay Plan in 1991, amended most recently in 2001, that covers our executive officers as well as our other key employees who are not executive officers. The plan provides severance pay benefits upon involuntary or voluntary termination of employment after a Change In Control.

Change In Control

        A Change In Control will be deemed to have occurred if:

  1.
  A merger or consolidation of Empire with any other corporation is consummated, other than a merger or consolidation which would result in our voting securities held by such stockholders outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by converting into voting securities of the surviving entity) more than 75% of the voting securities of Empire or such surviving entity outstanding immediately after such merger or consolidation;

  2.
  A sale, exchange or other disposition of all or substantially all the assets of Empire for the securities of another entity, cash or other property is consummated;

  3.
  Empire stockholders approve a plan of liquidation or dissolution of Empire;

  4.
  Any person, other than a trustee or other fiduciary holding securities under an employee benefit plan of Empire or other than a corporation owned directly or indirectly by the stockholders of Empire in substantially the same proportions as their ownership of voting securities of Empire, is or becomes the beneficial owner, directly or indirectly, of voting securities of Empire representing at least 25% of the total voting power represented by such securities then outstanding; or

  5.
  Individuals who on January 1, 2001 constituted the Empire Board of Directors and any new director whose election by the Empire Board of Directors or nomination for election by Empire's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors on January 1, 2001 or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

Involuntary Termination

        An involuntary termination is deemed to occur if (1) we terminate the employment of the executive officer or key employee within two years after a Change In Control other than for certain reasons (such as specified acts of willful misconduct, felony convictions or failure to perform duties) or (2) the executive officer or key employee terminates the employment within two years after a Change In Control and within 180 days after a material reduction or change in responsibilities or authority, reassignment to another geographic location, or a reduction in base salary or incentive compensation or other benefits. Should an involuntary termination occur, an executive officer would be eligible for a payment equal to 36 months of compensation. This compensation includes the executive officer's current annual base salary plus the average of annual incentive compensation paid to the executive in the three years prior to the calendar year of the involuntary termination. Payments pursuant to an involuntary termination of employment are made in the form of a lump sum within 30 days following termination.

Voluntary Termination

        A voluntary termination is deemed to occur if the executive officer or key employee elects to terminate his or her employment between the first anniversary date of a Change In Control and the date that is 18 months after the Change In Control. In the case of a voluntary termination, the executive officer or key employee would be eligible for the same compensation as if it were a involuntary termination, except that the amount of compensation would be payable in monthly installments equivalent to the period corresponding to the multiple used to calculate the severance benefit (e.g., 36 months in the case of an executive officer) rather than in a lump sum.

        Estimated lump-sum severance payments and benefits payable to named executive officers in the event of a Change In Control based on involuntary termination are as follows:

Name	Severance Benefit ($)	Annual Incentive Bonus ($)	Stock Options ($)	Dividend Equivalents ($)	Performance- Based Restricted Stock ($)	Benefits Continuation ($)	Excise Tax and Related Gross-Up ($)	Retirement Enhancement ($)	Total Severance Benefit ($)
W. L. Gipson	1,756,638	284,919	143,316	148,224	164,280	21,397	1,095,473	861,571	4,475,818
G.A. Knapp	844,084	96,758	19,378	29,824	22,200	21,397	729,894	772,878	2,536,413
B.P. Beecher	1,099,194	130,979	26,624	40,192	28,860	40,284	645,924	372,547	2,384,604
R.F. Gatz	717,356	85,239	17,735	28,288	19,980	11,569	445,487	333,946	1,659,600
M.E. Palmer	776,987	108,084	18,643	30,208	21,467	41,053	483,255	341,504	1,821,201

        The amounts in the above table assume that the Change In Control and the involuntary termination occurred on December 31, 2010, and the price of our common stock was the closing market price on December 31, 2010.

        Executive officers or key employees are eligible for continuation (under similar cost sharing arrangements as immediately prior to a Change In Control) of benefits and service credit for benefits they would have received had they remained an employee of Empire (in the case of involuntary termination of an executive officer, a period of 36 months or, in the case of a voluntary termination, for the period during which the executive officer is entitled to receive the other severance benefits). Benefits include medical, life and accidental death and dismemberment insurance. Executive officers or key employees accumulate additional service credit as a result of a Change In Control equal to the period corresponding to the multiple used to calculate the severance benefit (e.g., 36 months in the case of an executive officer). Such executive officers or key employees are eligible to receive an enhanced retirement benefit equal to the difference between the retirement benefit they would receive (including Retirement Plan and SERP benefits) had they not received additional service credit and the retirement benefit they would receive when such additional service credit is included.

        All stock options granted become immediately exercisable in full and all time-vested restricted stock and performance-based restricted stock granted becomes immediately payable in full upon an involuntary or voluntary termination following a Change In Control. If any payments to qualifying individuals are subject to the excise tax on "excess parachute payments" under Section 4999 of the Internal Revenue Code, such qualifying individual(s) will receive an additional gross-up amount designed to place them in the same after-tax position as if the excise tax had not been imposed.

        In order to receive severance benefit payments outlined above, an executive officer is not required to satisfy any additional condition or obligation, except that in the event of a voluntary termination, payments and benefits cease in the event the executive officer or key employee becomes otherwise employed.

Director Compensation

        Our non-employee Directors received the following aggregate amounts of compensation during the year ended December 31, 2010.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($)(1) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compensation ($)(2) (g)	Total ($) (h)
K.R. Allen	60,000	45,000	0	0	0	14,330	119,330
R.C. Hartley	62,000	45,000	0	0	0	39,835	146,835
B.D. Helton(3)	60,000	45,000	0	0	0	16,269	121,269
D.R. Laney	161,333	45,000	0	0	0	15,531	221,865
B.C. Lind	60,333	45,000	0	0	0	5,615	110,948
B.T. Mueller(4)	66,000	45,000	0	0	0	19,256	130,256
P.R. Portney	55,000	45,000	0	0	0	5,615	105,615
H.J. Schmidt(5)	41,667	30,000	0	0	0	1,476	73,143
C.J. Sullivan(6)	39,667	30,000	0	0	0	1,681	71,348

(1)
Represents the annual award accrued to each Director under the Stock Unit Plan for Directors.

(2)
Represents dividends paid on accrued phantom stock units earned under the Stock Unit Plan for Directors and interest on fees accumulated quarterly for Messrs. Helton, Mueller and Sullivan.

(3)
Mr. Helton has elected to receive 100% of his Director compensation in Empire common stock under the 2006 Stock Incentive Plan. The entire amount of $60,000 listed in column (b) was paid in the form of common stock. He receives prime rate interest on his earned fees until the shares of common stock are issued quarterly. He earned $328 in interest in 2010 which is included in column (g).

(4)
Mr. Mueller elected to receive 60% of his Director compensation in Empire common stock under the 2006 Stock Incentive Plan. $39,600 of the amount listed in column (b) was paid in the form of common stock. He receives prime rate interest on his earned fees until the shares of common stock are issued quarterly. He earned $218 in interest in 2010 which is included in column (g).

(5)
Mr. Schmidt became a Director in April 2010.

(6)
Mr. Sullivan became a Director in April 2010. He elected to receive 100% of his Director compensation in Empire common stock under the 2006 Stock Incentive Plan. The entire amount of $39,667 listed in column (b) was paid in the form of common stock. He receives prime rate interest on his earned fees until the shares of common stock are issued quarterly. He earned $205 in interest in 2010 which is included in column (g).

        An analysis of the fees and retainers earned by the non-employee Directors in 2010 is provided in the following table:

Name (a)	Annual Retainer ($) (b)	Chairman and Committee Chair Fees ($) (c)	Director Training Fees ($) (d)	Annual Award of Stock Units ($) (e)	All Other Compensation ($) (f)	Total ($) (g)
K.R. Allen	55,000	5,000	0	45,000	14,330	119,330
R.C. Hartley	55,000	5,000	2,000	45,000	39,835	146,835
B.D. Helton	55,000	5,000	0	45,000	16,269	121,269
D.R. Laney	55,000	103,333	3,000	45,000	15,531	221,865
B.C. Lind	55,000	3,333	2,000	45,000	5,615	110,948
B.T. Mueller	55,000	10,000	1,000	45,000	19,256	130,256
P.R. Portney	55,000	0	0	45,000	5,615	105,615
H.J. Schmidt	36,667	0	5,000	30,000	1,476	73,143
C.J. Sullivan	36,667		3,000	30,000	1,681	71,348

Narrative to Director Compensation Table

        For 2010, each Director who was not an officer or full-time employee of Empire was paid a monthly retainer for his or her services as a Director at a rate of $55,000 per annum. The Chairman of each Committee received an additional annual retainer of $5,000 ($10,000 for the Chairman of the Audit Committee). The Chairman of the Board received an additional annual retainer of $100,000. Effective January 1, 2011, the retainer for service as Chairman of each Committee other than the Audit Committee Chair increased to $7,500 per annum. One-twelfth of the annual retainers for the Directors, the Committee Chairman, and the Chairman of the Board are paid each month that the Director serves in that position. In addition, each non-employee Director is paid a $1,000 per day fee in the event an individual Committee or the Board meets more than 10 times per year and a $1,000 per day stipend for outside training.

        Our 2006 Stock Incentive Plan permits our Directors to receive shares of common stock in lieu of all or a portion of any cash payment for services rendered as a Director. In addition, a Director may defer all or part of any compensation payable for his or her services under the terms of our Deferred Compensation Plan for Directors. Amounts so deferred are credited to an account for the benefit of the Director and accrue an interest equivalent at a rate equal to the prime rate. A Director is entitled to receive all amounts deferred in a number of annual installments following retirement, as elected by him or her.

        In addition to the cash retainer and fees for non-employee Directors, we maintain a Stock Unit Plan for non-employee Directors, which we refer to as the Stock Unit Plan, to provide Directors the opportunity to accumulate compensation in the form of common stock units. When implemented in

1998, the Stock Unit Plan provided Directors the opportunity to convert cash retirement benefits earned under our prior cash retirement plan for Directors into common stock units. All eligible Directors who had benefits under the prior cash retirement plan converted their cash retirement benefits to common stock units. Each common stock unit earns dividends in the form of common stock units and can be redeemed for one share of common stock upon retirement or death of the Director, or on a date elected in advance by the Director with respect to awards made on or after January 1, 2006. The number of units granted annually is calculated by dividing the annual contribution rate, which is either the annual retainer fee or such other amount as is established by the Compensation Committee of the Board of Directors, by the fair-market value of our common stock on January 1 of the year the units are granted. The annual contribution rate for 2010 was $45,000 and will increase to $50,000 effective January 1, 2012. Common stock unit dividends are computed based on the fair market value of our common stock on the dividend's record date. During 2010, 6,347 units were converted to common stock by retired and current Directors, 24,515 units were granted for services provided in 2010 (based on an annual contribution rate of $45,000), and 8,849 units were granted pursuant to the provisions of the plan providing for the reinvestment of dividends on stock units in additional stock units.

        In accordance with Empire's Corporate Governance Guidelines, Empire encourages Directors to attend education programs relating to the responsibilities of directors of public companies. The expenses for the Directors to attend these courses are paid by Empire. Empire reimburses Directors for expenses incurred in connection with their position as a Director including the reimbursement of expenses for transportation. Empire maintains $250,000 of business travel accident insurance for non-employee Directors while traveling on Empire business.

5. TRANSACTIONS WITH RELATED PERSONS

Transactions with Related Persons

        There were no reportable transactions with related persons during 2010.

Review, Approval or Ratification of Transactions with Related Persons

        Our Nominating/Corporate Governance Committee has adopted a written Policy and Procedures with Respect to Related Person Transactions (the "Policy"). The Policy is available on our website at www.empiredistrict.com. The Policy provides that any proposed Related Person Transaction be submitted to the Nominating/Corporate Governance Committee for consideration. In determining whether or not to approve the transaction, the Policy provides that the Committee shall consider all of the relevant facts and circumstances available to the Committee, including (if applicable) but not limited to: the benefits to us; the impact on a Director's independence; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. The Policy provides that the Committee will approve only those Related Person Transactions that are in, or are not inconsistent with, the best interests of Empire and its stockholders, as the Committee determines in good faith.

        For purposes of the Policy, a "Related Person Transaction" is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which Empire (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $25,000, and in which any Related Person had, has or will have a direct or indirect material interest.

        For purposes of the Policy, a "Related Person" means:

  1.
  any person who is, or at any time since the beginning of our last fiscal year was, a Director or executive officer or a nominee to become a Director of Empire;

  2.
  any person who is known to be the beneficial owner of more than 5% of any class of our voting securities; and

  3.
  any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such Director, executive officer, nominee or more than 5% beneficial owner.

        The policy specifically provides that transactions involving the rendering of services by us (in our capacity as a public utility) to a Related Person at rates or charges fixed in conformity with law or governmental authority will not be considered Related Person Transactions.

6. OTHER MATTERS

Audit Committee Report

        The Audit Committee reviews Empire's financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the Committee has reviewed and discussed the audited financial statements to be included in the 2010 Annual Report on Form 10-K with Empire's management and the Independent Registered Public Accounting Firm ("Independent Auditors"). Management is responsible for the financial statements and the reporting process, as well as maintaining effective internal control over financial reporting and assessing such effectiveness. The Independent Auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, as well as expressing an opinion on whether Empire maintained effective internal control over financial reporting.

        The Audit Committee has discussed with the Independent Auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received the written disclosures and the letter from the Independent Auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the Independent Auditors' communications with the Audit Committee concerning independence, and has discussed with the Independent Auditors, the auditor's independence. The Audit Committee has considered whether the services provided by the Independent Auditors in 2010, described in this proxy statement, are compatible with maintaining the auditor's independence and has concluded that the auditor's independence has not been impaired by its engagement to perform these services.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Empire's Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the Securities and Exchange Commission.

B. Thomas Mueller, Chairman
Kenneth R. Allen
Ross C. Hartley
Bonnie C. Lind

 Fees Billed by Our Independent Registered Public Accounting Firm During Each of the Fiscal Years Ended December 31, 2010 and December 31, 2009

        Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting for the purpose of answering questions which any stockholder may wish to ask, and such representatives will have an opportunity to make a statement at the meeting.

Audit Fees

        The aggregate fees billed by our Independent Auditors for professional services rendered in connection with the audit of our financial statements included in our Annual Report on Form 10-K, the audit of our internal control over financial reporting, the review of our interim financial statements included in our Quarterly Reports on Form 10-Q, as well as services provided in connection with certain of our equity and debt offerings, totaled $732,300 for the year ended December 31, 2010, as compared to $765,000 for the year ended December 31, 2009.

Audit-Related Fees

        There were no fees billed by our Independent Auditors for audit-related services during each of the fiscal years ended December 31, 2010 and 2009.

Tax Fees

        There were no fees billed by our Independent Auditors for tax services during each of the years ended December 31, 2010 and 2009.

All Other Fees

        The aggregate fees billed by our Independent Auditors for other services during each of the years ended December 31, 2010 and 2009 totaled $1,500 per year related to our use of an Internet-based accounting research tool provided by PwC.

Audit Committee Pre-Approval Policies and Procedures

        All auditing services and non-audit services provided to us by our Independent Auditors must be pre-approved by the Audit Committee (other than the de minimis exceptions provided by the Exchange Act). All of the Audit, Audit-Related, Tax Fees and All Other Fees shown above for 2010 and 2009 satisfied these Audit Committee procedures.

Communications with the Board of Directors

        The Board of Directors provides a process for interested parties (including security holders) to send communications to the Board, including those communications intended for non-management or independent Directors. These procedures may be found on our website at www.empiredistrict.com.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our Directors and executive officers to file reports of changes in ownership of our equity securities with the SEC and the NYSE. SEC regulations require that Directors and executive officers furnish to us copies of all Section 16(a) forms they file. To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2010, all our executive officers and Directors complied with applicable Section 16(a) filing requirements.

 Other Business

        At the date of this proxy statement, the Board of Directors has no knowledge of any business other than that described herein which will be presented for consideration at the meeting. In the event any other business is presented at the meeting, the persons named in the enclosed proxy will vote such proxy thereon in accordance with their judgment in the best interests of Empire and its stockholders.

7. STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

        The 2012 Annual Meeting is tentatively scheduled to be held on April 26, 2012. Specific proposals of stockholders intended to be presented at that meeting (1) must comply with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and our Articles of Incorporation, and (2) if intended to be included in our proxy materials for the 2012 Annual Meeting, must be received at Empire's principal office not later than November 16, 2011. If the date of the 2012 Annual Meeting is changed by more than 30 days from April 26, 2012, stockholders will be advised of such change and of the new date for submission of proposals. If a stockholder intends to submit a proposal that is not to be included in our proxy materials for the 2012 Annual Meeting, the stockholder must give us notice of not less than 35 days and no more than 50 days before the date of the 2012 Annual Meeting in accordance with the requirements set forth in our Articles of Incorporation.

8. HOUSEHOLDING

        Pursuant to the SEC rules regarding delivery of proxy statements, annual reports or Notice of internet availability of proxy materials to stockholders sharing the same address, we may deliver a single proxy statement, annual report or Notice of internet availability of proxy materials to an address shared by two or more of our stockholders. This delivery method is referred to as "householding" and can result in significant cost savings for us. In order to take advantage of this opportunity, we may have delivered only one proxy statement, annual report or Notice of internet availability of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We undertake to deliver promptly, upon written or oral request, a separate copy of the proxy statement, annual report or Notice of internet availability of proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of a proxy statement, annual report or Notice of internet availability of proxy materials, either now or in the future, send your request in writing to us at the following address: Investor Relations Department, The Empire District Electric Company, 602 S. Joplin Avenue, Joplin, Missouri 64801.

        If you are currently a stockholder sharing an address with another stockholder and wish to have your future proxy statements and annual reports householded (i.e., receive only one copy of each document for your household), please contact us at the above address.

9. ELECTRONIC PROXY VOTING

        Registered stockholders can vote their shares via (1) a toll-free telephone call from the U.S.; (2) the Internet; or (3) by mailing their signed proxy card. The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded. Specific instructions to be followed by any registered stockholder interested in voting via telephone or the Internet are set forth on the enclosed proxy card.

 10. INTERNET AVAILABILITY OF PROXY MATERIALS

        This year, we are once again pleased to be using the new U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our stockholders a notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet. They may also request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found on the notice.

        The proxy statement and 2010 Annual Report are available online at www.ematerials.com/ede. Please have the 3-digit company number, 11-digit control number and the last 4 digits of your Social Security Number or Tax Identification Number available in order to vote your proxy. The 3-digit company number and 11-digit control number are located in the box in the upper right hand corner on the front of the proxy card and the Important Notice Regarding the Availability of Proxy Materials.

11. DIRECTIONS TO THE ANNUAL MEETING

        Directions to the Annual Meeting being held at the Memorial Hall, 212 W. 8th Street, Joplin, Missouri, are as follows:

  To Joplin from the West: Take I-44 East until Exit 6 (MO-43 N., BUS I-44, Joplin, Racine). Turn left onto BUS I-44 (Main Street) and travel North 3.3 miles to 7th Street. Turn left on 7th Street for one block, then turn left on Joplin Avenue and the entrance to the Memorial Hall parking lot is on the right.

  To Joplin from the East: Take I-44 West until Exit 15 (BUS I-44 W, MO-66 W, Cimmarron Road). Exit onto MO-66 (E 7th Street) and continue West for 8.3 miles. Turn left on Joplin Avenue and the entrance to the Memorial Hall parking lot is on the right.

  To Joplin from the North: From MO-171, turn South on MO-43 (N Main Street Road) to 7th Street. Turn right on 7th Street for one block, then turn left on Joplin Avenue and the entrance to the Memorial Hall parking lot is on the right.

Dated: March 15, 2011

        IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO EITHER VOTE THE PROXY THROUGH THE INTERNET OR BY TELEPHONE OR SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. A STOCKHOLDER WHO PLANS TO ATTEND THE MEETING IN PERSON MAY WITHDRAW THE PROXY AND VOTE AT THE MEETING.

APPENDIX A

        Listed below are the names of the companies that participated in the national market survey compiled by the compensation consultant.

3M Company

7-Eleven

A.H. Belo—Dallas Morning News

ABB

Abercrombie & Fitch

Abercrombie & Fitch Co.—Outlets

Ace Hardware

ACUITY

Advance Auto Parts

Aeropostale

AES

Aetna

Aetna

AFC Enterprises

Agfa—Agfa Materials

Agfa Corporation

AGL Resources

Agrana

Agrium US

Ahold USA

Ahold USA—Giant Food Stores

Ahold USA—Stop & Shop Supermarket

Air Liquide America

Air Products and Chemicals

AK Steel

Akzo Nobel

Akzo Nobel—Car Refinishes

Akzo Nobel—Functional Chemicals

Akzo Nobel—Industrial Finishes

Akzo Nobel—International Paint

Akzo Nobel—National Starch

Akzo Nobel—Powder Coatings

Akzo Nobel—Pulp & Paper Chemicals

Akzo Nobel—Surfactants

Alcon Laboratories

Alex Lee

Alex Lee—Institution Food House

Alex Lee—Lowes Foods Stores

Alex Lee—Merchants Distributors

Alexander & Baldwin

Alexander & Baldwin—Agribusiness

Alexander & Baldwin—Matson Navigation

Alexander & Baldwin—Property Development & Management

Alfa Mutual Insurance Company

Alkermes

Allegheny Energy

Allergan

Allianz Life Insurance of North America

Amazon.com

Amcor Limited

Amcor Limited—Amcor PET Packaging

American Century Investments

American Crystal Sugar

American Eagle Outfitters

American Enterprise Group

American Express—CM

American Family Insurance Group

American International Group

American Transmission

Americas Styrenics

Amerigroup

AmeriHealth Mercy Family of Companies

AmerisourceBergen Corporation

Amsted Industries

Amsted Industries—Amsted Rail

Amsted Industries—Baltimore Aircoil

Amsted Industries—Burgess Norton

Amsted Industries—Consolidated Metco

Amsted Industries—Diamond Chain

Amsted Industries—Griffin Pipe

Amsted Industries—Means Industries

Amway—Alticor

Andersons, The

Andersons, The

Anheuser-Busch InBev—Anheuser-Busch

Ann Taylor Stores

AnnTaylor Stores—AnnTaylor Factory

AnnTaylor Stores—AnnTaylor Loft

AnnTaylor Stores—AnnTaylor Stores

Apple

Aramark

ArcelorMittal

ArcelorMittal Tubular Products

ArcelorMittal Tubular Products

ArcelorMittal Tubular Products Mechanical

Arch Chemicals

Archer Daniels Midland

Argonne National Laboratory

Arkansas Blue Cross and Blue Shield

Arkema

Armacell

Ashland

Ashland—Ashland Distribution

Ashland—Consumer Markets

Ashland—Hercules Water Technologies

Ashland—Performance Materials

Ashland—Aqualon Functional Ingredients

ASML

Associated Materials

Atlas Energy Inc.

Atmos Energy

AutoZone

AvMed Health Plan

Avon Products

Axcan Pharma

Bacardi Limited—Bacardi USA

Baker Petrolite

Ball

Bal-Seal Engineering

Barclaycard US

Barilla Pasta US

Barnes Aerospace

Barnes Group Inc.

BASF

BASF—Ciba Specialty Chemicals

Baxter International

Bayer MaterialScience

BCS Insurance Company

Bebe Stores, Inc.

Beiersdorf

Belden

BELIMO Americas

Belk

Benteler North America

Best Buy

Bethpage Federal Credit Union Inc

Bic Corporation

Big Lots

Biogen

Blue Cross and Blue Shield of Florida

Blue Cross and Blue Shield of Kansas

Blue Cross and Blue Shield of Kansas City, MO

Blue Cross and Blue Shield of Massachusetts

Blue Cross and Blue Shield of Rhode Island

Blue Cross Blue Shield of Delaware

Blue Cross Blue Shield of Nebraska

Blue Cross Blue Shield of North Carolina

Blue Cross Blue Shield of South Carolina

Blue Cross Blue Shield of South Carolina

Blue Shield of California

Bluestar Silicones

BMW Manufacturing

Bob Evans Farms

Boddie-Noell Enterprises

BoJangles' Restaurants

Bon-Ton Stores

Borders Group

Borealis Compounds Inc.

Boston Beer

Boston Market

Boston Medical Center HealthNet Plan

Bovis Lend Lease

Brambles

Bravo Health

BreitBurn Management Company LLC

Bridgestone Americas

Brinker International

Brinker International—Chili's

Brinker International—Maggiano's

Bristol-Myers Squibb

Brookhaven National Laboratory

Brown-Forman

Buckman Laboratories

Buffalo Wild Wings

Buffet Partners

Buffet Partners—Furr's Family Dining

Buffets

Bunge North America

Bupa

Bureau Veritas

Burger King

Burlington Northern and Santa Fe Railway

Cabela's

Cabot

Calgon Carbon

California Independent System Operator

California State Compensation Insurance Fund

Campbell's Soup

Canexus

CareFirst Blue Cross Blue Shield

Cargill

Caribou Coffee

Carlson Restaurants Worldwide

Carlson Restaurants Worldwide—Pick Up Stix

Carlson Restaurants Worldwide—TGI Friday's

CarMax

Carter's

Carter's, Inc.—Outlets

Caterpillar

CBC Restaurant

CBRL Group

CBRL Group—Cracker Barrel Old Country—Retail

CCS

CEC Entertainment

Centene

CenterPoint Energy

Central Bancompany

Central Bancompany—Boone County National Bank

Central Bancompany—Central Bank

Central Bancompany—Central Mortgage Company

Central Bancompany—Central Technology Services

Central Bancompany—Central Trust and Investment Company

Central Bancompany—City Bank and Trust

Central Bancompany—Empire Bank

Central Bancompany—First Central Bank

Central Bancompany—First National Bank Audrain County

Central Bancompany—First National Bank of St. Louis

Central Bancompany—Jefferson Bank of Missouri

Central Bancompany—Metcalf Bank

Central Bancompany—ONB Bank

Central Bancompany—Ozark Mountain Bank

Central Bancompany—Third National Bank

Central Vermont Public Service

CGGVeritas

Champion Technologies

Champion Technologies—Corsicana Technologies

Champs Sports

Charles Schwab

Charlotte Russe

Charlotte Russe, Inc.—Outlets

Charming Shoppes

Charming Shoppes—Catherine's

Charming Shoppes—Fashion Bug

Charming Shoppes—Lane Bryant

Charming Shops—outlets

Checkers Drive-In Restaurants

Cheesecake Factory

Chemtura

Cheniere Energy, Inc.

Chevron Phillips Chemical

Chicago Mercantile Exchange

Chico's FAS

Chico's FAS—Chico's

Chico's FAS—Soma Intimates

Chico's FAS—White House/Black Market

Children's Place

Chipotle Mexican Grill

Chiquita Brands International

Chrysler

CHS

CHS—Energy

CIGNA

CIGNA

Cimarex Energy Co.

City of Austin—Austin Energy

City of Philadelphia—Philadelphia Gas Works

CKE Restaurants

CKE Restaurants—Hardee's

Claim Jumper Restaurants

Clariant

Clement Pappas

CNH Global

Coach

Coca-Cola

COG Operating LLC

Cognis

Coldwater Creek

Colgate-Palmolive

Collective Brands

Columbia Insurance

Comcast Cable Communications

Compass Group—NAD

Compass Group—Wolfgang Puck

ConAgra Foods

Constellation Brands

Constellation Brands—Constellation Services

Constellation Brands—Constellation Wines US

Constellation Brands—Fusion

Constellation Brands—North America IT

Continental Automotive Systems

Continental Resources Inc.

Cooper Industries

Cooper Industries—B-Line

Cooper Industries—Bussmann

Cooper Industries—Cooper Tools

Cooper Industries—Crouse-Hinds ECM

Cooper Industries—Lighting

Cooper Industries—Power Systems

Cooper Industries—Wiring Devices

Cosi

Costco Wholesale

COUNTRY Insurance & Financial Services

COUNTRY Insurance & Financial Services—MiddleOak

Coventry Health Care

Coventry Health Care

Covidien—Mallinckrodt

Crate and Barrel

CSN

CUNA Mutual

Curtiss-Wright

Curtiss-Wright—Metal Improvement

Curtiss-Wright—Controls

Curtiss-Wright—Flow Control

CVS/Caremark

CVS/Caremark Pharmacy Services

Cytec Industries

D&B

Daiichi Sankyo

Dallas Fort Worth International Airport

Danfoss

Darden Restaurants

Darden Restaurants

Darden Restaurants—Bahama Breeze

Darden Restaurants—Olive Garden

Darden Restaurants—Red Lobster

Dave & Buster's

Dawn Food Products

Day & Zimmermann

Day & Zimmermann

Deere

Deere—John Deere Credit

Del Monte Foods

Delaware North

Delta Dental of Iowa

Delta Dental Plan of Colorado

Denbury Resources Inc.

Denny's

Denso Manufacturing

Diageo North America

DiaSorin, Inc. USA

Dick's Sporting Goods

DineEquity

DineEquity—Applebee's

DineEquity—IHOP

Dollar General

Dollar Tree Stores

Dominion Resources

Dominion Resources—Dominion Energy

Dominion Resources—Dominion Generation

Dominion Resources—VA Power

Domino's Pizza

Dow Chemical

Dow Chemical—Dow AgroSciences

Dow Corning

DPL

Dr Pepper Snapple Group

DRS Technologies

DSM Resins—DSM Chemicals

DSM Resins—DSM Nutritional Products

DSW

Duke and King Acquisition

Duke and King Acquisition—bd's Mongolian Grill

Dunkin' Brands

Dunkin' Brands—Baskin-Robbins

Dunkin' Brands—Dunkin' Donuts

Duquesne Light

E & J Gallo Winery

E. I. du Pont de Nemours

E.ON U.S.

Eagle Ottawa

Eastman Chemical

Eat'n Park Hospitality Group

Eat'n Park Hospitality Group—CURA Hospitality

Eat'n Park Hospitality Group—Parkhurst Dining Services

Eaton

Edison International—Edison Mission

Einstein Noah Restaurant Group

EKR Therapeutics

El Pollo Loco

Electric Reliability Council of Texas

ElectriCities of North Carolina

EmblemHealth

EmblemHealth

EmblemHealth—ConnectiCare

Embraer

EMD Chemicals

EMD Serono

Energy Future Holdings

Energy Future Holdings—Luminant

Energy Future Holdings—Luminant Energy

Energy Future Holdings—Oncor Electric Delivery Company

Energy Future Holdings—TXU Energy

Energy Partners Ltd.

Ensign-Bickford Industries

Enza Zaden North America, Inc.

Enzon Pharmaceuticals

Erie Insurance Group

Evonik Degussa

EXCO Resources Inc.

Express

Express Scripts

Family Dollar Stores

Famous Dave's of America

FANUC CNC America Corporation

Fazoli's System Management

FBL Financial Group

Federal Reserve Bank of Atlanta

Federal Reserve Bank of Dallas

Federal Reserve Bank of Kansas City

FedEx

FedEx—FedEx Express

FedEx—FedEx Office and Print Services

Ferrero USA

Ferring Pharmaceuticals

Ferro Corporation

Fired Up

Firmenich, Incorporated

First Data

FirstEnergy

FirstEnergy

Flexco

Florida Municipal Power Agency

Flowserve

FM Global

FM Global

FMC

FMC Corporation—Agricultural Products Group

FMC Corporation—Industrial Chemicals Group

FMC Corporation—Specialty Chemicals Group

Focused Health Solution

Fonterra

Foot Locker

Foot Locker Stores

Foot Locker, Inc.—Footaction

Foot Locker, Inc.—Kids Foot Locker

Foot Locker, Inc.—Team Edition

Footlocker.com/Eastbay

Forbo Flooring

Ford Motor

Ford Motor

Foresters

Fortune Brands—Beam Global Spirits & Wine

Foster's Group—Foster's Wine Estates Americas

Friendly Ice Cream

Frisch's Restaurants

Galderma Laboratories

Gap

Gap—Banana Republic

Gap—Gap Direct

Gap—Gap International

Gap—Gap Outlet

Gap—Gap Stores

Gap—Old Navy

Garden Fresh Restaurants

GDF SUEZ Energy—United Water

GDF SUEZ Energy North America

GDF SUEZ Energy—SUEZ Energy Generation North America

GDF SUEZ Energy—SUEZ Energy LNG North America

GDF SUEZ Energy—SUEZ Energy Marketing North America

GDF SUEZ Energy—SUEZ Energy Retail North America

GE Aviation

GenCorp—Aerojet

General Electric—GE Eqp Svcs, Trailer Fleet Svcs

GEO Specialty Chemicals

Georgia Gulf

Gerdau AmeriSteel

Gilbane, Inc.

Gilead Sciences

GL Industrial Services

Glatfelter

Global Cash Access

GNC

Golden Corral

Goodrich

GrafTech International

Granite Construction

Griffith Laboratories USA

Group Health Cooperative

Groupe SEB

Gruma Corporation—Mission Foods

GSI Commerce, Inc.

Guest Services

Gulfstream

Gymboree

H.B. Fuller

Hallmark Cards

Hallmark Cards—Retail

Handy & Harman

Hard Rock Cafe

Harris Teeter

Harvard Pilgrim Health Care

Harvard Vanguard Medical Associates

Health Care Service Corp—Blue Cross Blue Shield of IL

Health Care Service Corp—Blue Cross Blue Shield of NM

Health Care Service Corp—Blue Cross Blue Shield of OK

Health Care Service Corp—Blue Cross Blue Shield of TX

Health Care Service Corporation

Health Net

Health New England

Health Partners

HealthPartners

HealthPartners

HealthSpring

HealthSpring

Heineken USA

Helmerich & Payne, Inc.

Helzberg Diamonds

Henkel

Hershey Foods

Hess

Hexagon Metrology

Hexion Specialty Chemicals

hhgregg

HighMount Exploration & Production LLC

Hilcorp Energy Company

Hillwood Development

Hilti—US

HMS Host

Hoffman Roche Group

Hollister-Stier Laboratories

Home Depot, The

Honeywell—Specialty Materials

Hooters of America

Horace Mann Insurance

Horizon Blue Cross Blue Shield of New Jersey

Hormel Foods

Hot Topic

Howden Buffalo

Huhtamaki

Humana Care Plan

Huntsman—Textile Effects

Hyundai—Hyundai Motor America

ICL Industrial Products

ICON

Ilitch Holdings—Little Caesar Enterprises

Ilitch Holdings—Little Caesar Enterprises Restaurants

Illinois Municipal Retirement Fund

Illinois Tool Works

Independence Blue Cross

Ineos

Infineum USA

Ingersoll—Rand

Ingersoll—Rand—Climate Control

Ingersoll—Rand—Industrial Technologies

Ingersoll—Rand—Security Technologies

Ingersoll Rand Company Limited—Enterprise Services

Ingersoll Rand Company Limited—Trane Residential

Innophos

In-N-Out Burger

International Dairy Queen

International Flavors & Fragrances

INVISTA

Iroquois Pipeline

Isuzu Motors—Isuzu Commercial Truck of America

Isuzu Motors—Isuzu North America

Isuzu Motors Limited—Isuzu Motors America

Italcementi

J. C. Penney

J.Crew

J.Crew Group—Outlets

Jack in The Box

Jack in the Box—Jack in the Box

Jack in the Box—Qdoba Restaurant Group

Jacmar—Shakey's USA

Jacobs Engineering Group

Jaguar Land Rover NA

Jaguar Land Rover NA, LLC

Japan Tobacco—JT International USA

Jewelers Mutual Insurance

Jewelry Television

Joe's Crab Shack

Johnny Rockets Group

Johnson Controls

Joy Global

Joy Global—Joy Mining Machinery

Kaiser Foundation Health Plan

Kaiser Foundation Health Plan—Colorado

Kaiser Foundation Health Plan—Georgia

Kaiser Foundation Health Plan—Hawaii

Kaiser Foundation Health Plan—Mid-Atlantic States

Kaiser Foundation Health Plan—Northern California

Kaiser Foundation Health Plan—Northwest Region

Kaiser Foundation Health Plan—Ohio

Kaiser Foundation Health Plan—Southern California

Kaiser Foundation Health Plan of Georgia

Kansas City Life Insurance

Kellogg

Kendle

Kenneth Cole Productions

Keygene

Kforce

King Pharmaceuticals

Knowledge Learning Corporation

Kohl's

Konica Minolta Graphics Imaging, Inc

Kraft Foods—Cadbury Adams

Krispy Kreme Doughnuts

Kruger Products

Krystal

KV Pharmaceutical

L.L. Bean

L.L. Bean, Inc.—Outlets

L/B Water Service

La Madeleine de Corps

Lanxess

LaRosa's

Legal Sea Foods

Lehigh Hanson

Lehigh Hanson—Building Products

Lehigh Hanson—Canada Region

Lehigh Hanson—Lehigh White

Lehigh Hanson—North Region

Lehigh Hanson—South Region

Lehigh Hanson—West Region

Lenzing Fibers

Lenzing Fibers—Hahl

Limited Brands

Limited Brands—Bath & Body Works

Limited Brands—Henri Bendel

Limited Brands—Victoria's Secret Direct

Limited Brands—Victoria's Secret Stores

Limited Stores

LIMRA International

Linde Group, North America Inc.

Liz Claiborne

Liz Claiborne—Juicy Couture

Liz Claiborne—Juicy Couture—Outlets

Liz Claiborne—Kate Spade

Liz Claiborne—Kate Spade—Outlets

Liz Claiborne—Liz Claiborne

Liz Claiborne—Liz Claiborne—Outlets

Liz Claiborne—Lucky Brand

Liz Claiborne—Lucky Brand—Outlet

Logan's Roadhouse

LOMA

Lonza

Lopez Foods

Lord & Taylor

L'Oreal USA

Louisiana Workers' Compensation

Lowe's

LSG Sky Chefs

Lubrizol

LVMH Moet Hennessy Louis Vuitton—Moet Hennessy USA

LyondellBasell Chemical

MacDermid

Macy's

Maidenform Brands

Main Street America Group, The

Marmon Group—Union Tank Car

Mars—Masterfoods USA

Matthews International

Mazda North American Operations

Mazzio's

McCarthy Building Companies

McCormick & Company

McDonald's

MeadWestvaco

MeadWestvaco—Calmar

MeadWestvaco—Community Development & Land Management

MeadWestvaco—Consumer & Office Products

MeadWestvaco—Consumer Solutions

MeadWestvaco—Global Business Services

MeadWestvaco—Packaging Resource Group

MeadWestvaco—Specialty Chemicals

MeadWestvaco—Specialty Papers

Medco Health Solutions

Medco Health Solutions

Medical Mutual of Ohio

Medical Mutual of Ohio

Medicis Pharmaceutical Corporation

Meijer

Memphis Light, Gas & Water

Merchants Insurance Group

Mersen Group

Merz Pharmaceuticals

MetLife

Michaels Stores

Michaels Stores—Aaron Brothers Stores

Michaels Stores—Michaels Stores

Michelin North America

Michelman

Millennium Inorganic Chemicals

Mirant

Mitsubishi International

Modine Manufacturing

Molson Coors Brewing

MonierLifetile

Moog

Morton's Restaurant Group

Mosaic

Motion Picture Industry Pension and Health Plans

Multiplan

Munich American Reassurance Company

MVP Health Care

NACCO Materials Handling

Neighborhood Health Plan

Neiman Marcus Group—Bergdorf Goodman

Neiman Marcus Group, The

Nestle USA

New Hampshire Public Risk Management Exchange

New York & Company

New York Power Authority

Newark InOne

Newman's Own

NewMarket

Nexen Petroleum U.S.A. Inc.

NFR Energy LLC

Nissan North America

Nitto Denko America—Permacel Automotive

Noble Energy Inc.

Noodles

Noranda Aluminum

Noranda Aluminum—Gramercy

Noranda Aluminum—Noranda Primary

Noranda Aluminum—Norandal

Nordstrom

Nordstrom, Inc.—Nordstrom Rack

Northrop Grumman

NOVA Chemicals

Novo Nordisk

NPC

NuStar Energy L.P.

Occidental Petroleum—Occidental Chemical

O'Charley's

O'Charley's—Ninety Nine Restaurant & Pub

O'Charley's—O'Charley's

O'Charley's—Stoney River

OCI Chemical

Octapharma

Office Depot

OfficeMax

Old Dominion Electric Cooperative

Olin—Chlor Alkali

optionsXpress

Orlando Utilities Commission

OSI Restaurant Partners

OSI Restaurant Partners—Bonefish Grill

OSI Restaurant Partners—Carrabba's Italian Grill

OSI Restaurant Partners—Fleming's Prime Steakhouse

OSI Restaurant Partners—Outback Steakhouse

OSI Restaurant Partners—Roy's

OSI Restaurant Partners, Inc.—Outback Steakhouse Internati

Otsuka

Owens-Illinois

P.F. Chang's China Bistro

P.F. Chang's China Bistro—P.F. Chang's

P.F. Chang's China Bistro—Pei Wei

Paddock Laboratories

Panda Restaurant Group

Panda Restaurant Group—Panda Express

Panera Bread

Pantry

Papa Gino's

Papa John's International

Par Pharmaceuticals

Patheon Pharmaceuticals

Patina Restaurant Group

PCL Construction Enterprises

PCS—Potash

Penn National Insurance

Penske Truck Leasing

Perfetti Van Melle USA

PERI USA

Perkins Restaurant & Bakery

Pernod Ricard SA—Pernod Ricard USA

PETCO

Petrobras Americas

PETsMART

Pfizer

PG&E—Pacific Gas and Electric

Pharmacy Onesource, Inc.

Philip Morris International

Phillips-Van Heusen

Physicians Mutual Insurance

Piedmont Natural Gas

Pier 1 Imports

Pilkington

Pinnacol Assurance

Pioneer Hi-Bred International

PJM Interconnection

Plastic Omnium

Ply Gem Siding Group

PNM Resources

Polo Ralph Lauren

Port Authority of New York and New Jersey

Potash of Saskatchewan

Powersouth

PPG Industries

PPG Industries—Chemicals

PPG Industries—Coatings & Resins

PPG Industries—Glass

PRA International

Praxair

Premera Blue Cross

Premier

Prime Therapeutics LLC

Principal Financial Group

Procter & Gamble

Public Works Commission of Fayetteville, North Carolina

Quiznos Master

QVC

Randstad Holding

Real Mex Restaurants

Recreational Equipment

Red Robin Gourmet Burgers

Remy Cointreau USA

Restaurants Unlimited

Restoration Hardware

Revlon

RGA Reinsurance

Rhodia

Ritchie Bros. Auctioneers

Roche Diagnostics

Rock Bottom Restaurants

Rolls Royce

Roquette America

Ross Stores

Ruby Tuesday

rue21

Ruth's Chris Steak House

S&B Industrial Minerals NA

SABIC Innovative Plastics US

SABMiller—Miller Brewing

Safe Auto Insurance

Safeway

Saint-Gobain

Saks

Saks—Off 5th

Saks—Saks Direct

Sanofi Pasteur

Sanofi-Aventis

Sanofi-Aventis—Puerto Rico

Santen Pharmaceutical

Sasol North America

Sazerac

Sears Holdings

Sears Holdings—Lands' End

Securian

Sentara Healthcare

Severstal—Severstal North America

Shelter Insurance

Shepherd Color

Shire US

Shiseido Cosmetics America

ShopKo Stores—ShopKo Stores

Siegwerk USA

Siemens Corporation

Sierra Southwest Co-Op Services

Sika

Sitel Semiconductor

Skyy Spirits

Sleep Innovations

Smithfield Foods

Smokey Bones

Sodexo—Sodexo

Solvay America

Solvay America—Solvay Advanced Polymers

Solvay America—Solvay Chemicals

Solvay America—Solvay Information Technologies

Solvay America—Solvay Solexis

Sonic Automotive

Sonic Restaurants

Sonoco Products

South Jersey Industries

South Jersey Industries—Energy Solutions

South Jersey Industries—South Jersey Gas

Southco, Inc.

Southern Company

Southern Company

Southern Company—Alabama Power

Southern Company—Georgia Power

Southern Company—Mississippi Power

Southern Company—Southern Nuclear Operating

Southern Minnesota Municipal Power Agency

Southern Star Concrete

Southwest Gas

Sports Authority

SPX

SRA International

Stage Stores

Stage Stores—Peebles

Stage Stores—Stage

Stanley Black & Decker

Staples

Starbucks

State Farm Life Insurance

Sterling Jewelers, Inc.

Stollberg Inc

Subaru of America

Summa Health System—SummaCare

Sun Life Financial

Sunoco—Chemical Division

Sunovion Pharmaceuticals

SuperValu

Swift Energy Operating LLC

Symcor

T.D. Williamson

Taco John's International

Taco Time

Tait Electronics

Takeda Pharmaceuticals North America, Inc.

Talbots

Target

Tate & Lyle Americas

Tate & Lyle Americas—Custom Ingredients

Tate & Lyle Americas—Ingredients Americas

Tate & Lyle Americas—Tate & Lyle Sucralose

Tech Data

Teleflex

Telefonica International Wholesale Services

Tercica

Texas Mutual Insurance

Texas Roadhouse

The Holland, Inc.

The Williams Companies

Thomas Steel Strip Corp.

Tipp Enterprises—Novamex

Tishman Realty & Construction

TJX Companies

Tomtom

TOTAL S.A.—Total Petrochemicals USA

Toyota Motor North America—TEMA

Toyota Motor North America—Toyota Motor Sales, USA

Toys R Us

Tractor Supply

Tronox

Trustmark Insurance

Tufts Associated Health Plans

Turner Construction

Tween Brands

Tween Brands, Inc.—Outlets

Tyson Foods

Ulta Salon, Cosmetics & Fragrance

Ultra Petroleum Corporation

Umicore

Unilever US

Union Pacific

United Illuminating

United Space Alliance

United States Steel

UnitedHealth Group

UnitedHealth Group

Unitil

Universal Parks & Resorts

Uno Restaurant Holding

Valley Services

Vallourec

Valmont Industries

Valmont Industries—Coatings

Valmont Industries—International

Valmont Industries—Irrigation

Valmont Industries—Structures Division

Valmont Industries—Tubing

Valmont Industries—Utilities

VF Corporation

Vicorp Restaurants

VICORP Restaurants—Bakers Square

VICORP Restaurants—Village Inn

Visa USA

Visit Britain

Voith—Voith Hydro

Voith—Voith Paper Fabric & Roll Systems Inc

Vopak North America

Wal-mart Stores

Wal-Mart Stores—Sam's Club

Wal-Mart Stores—Stores and Super Stores

Walt Disney—Walt Disney World Parks and Resorts

Wawa

Weitz Company The

Wellmark Blue Cross Blue Shield

Wellmark Blue Cross Blue Shield

WellPoint

WellPoint—WellPoint NextRx

Wells Fargo

Wendy's / Arby's Group

Wendy's / Arby's Group—Arby's

Wendy's / Arby's Group—Wendy's

Western Southern Life Insurance

Western Union

Westlake Chemical

Weston Solutions

Whataburger

White Castle System

Wienerberger—General Shale Brick

William Grant & Sons

Williams Companies

Williams-Sonoma

Williams-Sonoma—Outlet Stores

Williams-Sonoma—Pottery Barn

Williams-Sonoma—Pottery Barn Kids

Williams-Sonoma—West Elm

Williams-Sonoma—Williams-Sonoma Home

Williams-Sonoma—Williams-Sonoma Stores

Wills Group

Winn-Dixie Stores

WireCo

Wood Mackenzie

Workers Compensation Fund

Workforce Safety Insurance

YMCA Retirement Fund

Yum!—KFC

Yum!—Long John Silver's

Yum!—Pizza Hut

Yum!—Taco Bell

Zachry Construction Corporation

Zale

Zale Corporation—Outlets

Zep Inc.

ZF Group—North American Operations

Shareowner ServicesSM P.O. Box 64945 St. Paul, MN 55164-0945

COMPANY #

THE EMPIRE DISTRICT ELECTRIC COMPANY

ANNUAL MEETING OF STOCKHOLDERS
April 28, 2011 10:30 a.m. CDT

Memorial Hall
212 W. 8th Street Joplin, Missouri 64801

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to be Held on April 28, 2011.

Notice is hereby given that the Annual Meeting of Stockholders of The Empire District Electric Company will be held at the Memorial Hall, 212 W. 8th Street, Joplin, Missouri on April 28, 2011 at 10:30 a.m. CDT.

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the Annual Meeting are available on the Internet.  Directions to The Empire District Electric Company 2011 Annual Meeting are available in the Proxy Statement which can be viewed at www.ematerials.com/ede and on the reverse side of this notice.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Proxy Statement and 2010 Annual Report are available at www.ematerials.com/ede .

If you want to receive a paper copy of these documents or an email with a link to the electronic copies, you must request one.  There is no charge to you for requesting a copy.  Although proxy materials will continue to be available after the meeting, please make your request for a copy as instructed on the reverse side of this notice on or before April 15, 2011 to facilitate timely delivery in advance of the Annual Meeting.

Matters intended to be acted upon at the meeting are listed below.

The Board of Directors recommends a vote FOR Items 1, 2 and 3 and FOR “3 years” in Item 4.

1.   To elect four Directors for terms of three years:

01 Kenneth R. Allen          02 Bradley P. Beecher          03 William L. Gipson          04 Thomas M. Ohlmacher

2.   To ratify the appointment of PricewaterhouseCoopers LLP as Empire’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

3.   To vote upon a non-binding advisory proposal to approve the compensation of our named executive officers as disclosed in the proxy statement.

4.   To vote upon a non-binding advisory proposal on whether the non-binding advisory vote on executive compensation should occur every one, two or three years.

5.   To transact such other business as may properly come before the meeting or at any adjournment or adjournments thereof.

THIS IS NOT A FORM FOR VOTING

You may immediately vote your proxy on the Internet at:

www.eproxy.com/ede

•  Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. (CDT) on April 27, 2011.

•  Please have this Notice and the last four digits of your Social Security Number or Tax Identification Number available. Follow the instructions to vote your proxy.

Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

To request paper copies of the proxy materials, which include the proxy card, proxy statement and annual report, please contact us via:

           Internet — Access the Internet and go to www.ematerials.com/ede.  Follow the instructions to log in, and order copies.

           Telephone — Call us free of charge at 866-697-9377 in the U.S. or Canada, using a touch-tone phone, and follow the instructions to log in and order copies.

             Email — Send us an email at ep@ematerials.com with “EDE Materials Request” in the subject line. The email must include:

•  The 3-digit company # and the 11-digit control # located in the box in the upper right hand corner on the front of this notice.

•  Your preference to receive printed materials via mail -or- to receive an email with links to the electronic materials.

•  If you choose email delivery you must include the email address.

•  If you would like this election to apply to delivery of material for all future meetings, write the word “Permanent”
and include the last 4 digits of your Tax ID number in the email.

Directions to the Annual Meeting being held at the Memorial Hall, 212 W. 8th Street, Joplin, Missouri, are as follows:

To Joplin from the West:  Take I-44 East until Exit 6 (MO-43 N, BUS I-44, Joplin, Racine).  Turn left onto
BUS I-44 (Main Street) and travel North 3.3 miles to 7th Street.  Turn left on 7th Street for one block, then turn left on Joplin Avenue and the entrance to the Memorial Hall parking lot is on the right.

To Joplin from the East:  Take I-44 West until Exit 15 (BUS I-44 W, MO-66 W, Cimmarron Road).  Exit onto
MO-66 (E 7th Street) and continue West for 8.3 miles.  Turn left on Joplin Avenue and the entrance to the
Memorial Hall parking lot is on the right.

To Joplin from the North:  From MO-171, turn South on MO-43 (N Main Street Road) to 7th Street.  Turn
right on 7th Street for one block, then turn left on Joplin Avenue and the entrance to the Memorial Hall parking lot is on the right.

Shareowner ServicesSM P.O. Box 64945 St. Paul, MN 55164-0945

COMPANY #

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET — www.eproxy.com/ede
Use the Internet to vote your proxy until 11:59 p.m. (CDT) on April 27, 2011. Please have your Social Security Number or Tax ID Number available.

PHONE — 1-800-560-1965

Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CDT) on April 27, 2011. Please have your Social Security Number or Tax ID Number available.

MAIL — Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to THE EMPIRE DISTRICT ELECTRIC COMPANY, c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	Election of four Directors for terms of three years:	☐	Vote FOR all nominees	☐	Vote WITHHELD
	01 Kenneth R. Allen 02 Bradley P. Beecher 03 William L. Gipson 04 Thomas M. Ohlmacher		(except as marked)		from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To ratify the appointment of PricewaterhouseCoopers LLP as Empire’s independent registered public accounting firm for the fiscal year ending December 31, 2011.	☐	For	☐	Against	☐	Abstain

3.	To vote upon a non-binding advisory proposal to approve the compensation of our named executive officers as disclosed in the proxy statement.	☐	For	☐	Against	☐	Abstain

The Board of Directors Recommends a Vote FOR “3 Years.”

4.	To vote upon a non-binding advisory proposal on whether the non-binding advisory vote on executive compensation should occur every one, two or three years.	☐	1 Year	☐	2 Years	☐	3 Years	☐	Abstain

5.	Upon any other matter which may come before the meeting in their discretion.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND FOR “3 YEARS” ON PROPOSAL 4.

Address Change? Mark Box  ☐    Indicate changes below:

Date

Signature(s) in Box

Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

TWO ADDITIONAL WAYS TO VOTE

Vote by Internet

It’s fast, convenient, and your vote is immediately confirmed and registered. Go to Web site:

www.eproxy.com/ede

Follow these three easy steps:

•  Read the accompanying Proxy Statement and Proxy Card.

•  Go to Web site www.eproxy.com/ede

•  Follow the simple instructions.

Vote by Telephone

It’s fast, convenient, and your vote is immediately confirmed and registered. Call toll-free on a touch-tone phone in the U.S. or Canada:

1-800-560-1965

Follow these three easy steps:

•       Read the accompanying Proxy Statement and Proxy Card.

•       Call the toll-free phone number above.

•       Follow the simple instructions.

VOTE 24 HOURS A DAY

DO NOT RETURN PROXY CARD IF YOU ARE VOTING BY INTERNET OR TELEPHONE

You are cordially invited to attend the 2011 Annual Meeting of Stockholders on Thursday, April 28, 2011, at 10:30 A.M. (Central Daylight Time), at the Memorial Hall, 212 W. 8th Street, Joplin, Missouri.

It is important that these shares are represented at this meeting. Whether or not you plan to attend the meeting, please review the enclosed proxy materials. You may vote by telephone or Internet or you may sign, date and return this proxy card.

The Empire District Electric Company 602 S. Joplin Avenue Joplin, MO 64801	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 28, 2011.

If no choice is specified, the proxy will be voted FOR Items 1, 2 and 3 and FOR “3 years” in Item 4.

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints W. L. Gipson, G. A. Knapp and J. S. Watson, and each of them, as proxies with power of substitution, and hereby authorizes them to represent and to vote, in accordance with the instructions on the reverse side, all shares of Common Stock of The Empire District Electric Company that the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at the Memorial Hall, 212 W. 8th Street, Joplin, Missouri, on April 28, 2011, at 10:30 A.M. (CDT), or any adjournment thereof.

This proxy also provides voting instructions for shares held by FIDELITY MANAGEMENT TRUST COMPANY, TRUSTEE FOR THE EMPIRE DISTRICT ELECTRIC COMPANY 401(K) PLAN AND ESOP, and directs such Trustee to vote, as indicated on the reverse side of this card, any shares allocated to the account in the Plan. The Trustee will vote these shares as you direct. If no direction is given to the Trustee, the Plan’s Trustee will vote your shares held in the Plan in the same proportion as votes received from other participants in the Plan.

This proxy/voting instruction card is solicited pursuant to a separate Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged. For registered shares, this card should be voted, by Internet, telephone or mail, in time to reach the Company’s proxy tabulator, Wells Fargo Shareowner Services, by 11:59 P.M. (CDT) on Wednesday, April 27, 2011. For shares allocable to the 401(k) Plan and ESOP, this card should be voted by 11:59 P.M. (CDT) on Monday, April 25, 2011. Individual proxy voting and voting instructions will be kept confidential.

See reverse for voting instructions.